Exhibit 10.1

SECOND AMENDED AND RESTATED FACILITY AGREEMENT

This SECOND AMENDED AND RESTATED FACILITY AGREEMENT (this “Agreement”), dated as of December 7, 2015, by and among Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“Parent”), POZEN Inc., a corporation formed under the laws of the State of Delaware (“Pozen”), Tribute Pharmaceuticals Canada Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Tribute” and collectively with Parent and Pozen, each a “Credit Party” and collectively, the “Credit Parties”), and the lenders set forth on the signature page of this Agreement (together with their successors and assigns, the “Lenders” and, together with the Credit Parties, the “Parties”).

W I T N E S S E T H:

WHEREAS, Pozen, Tribute, the Lenders and certain other parties previously executed and delivered that certain Facility Agreement, dated as of June 8, 2015, as amended and restated on October 29, 2015 (the “Original Facility Agreement”);

WHEREAS, in connection with the Transactions (as defined below), the Arrangement Agreement (as defined below) has been amended and restated;

WHEREAS, the parties hereto desire to amend and restate the Original Facility Agreement to reflect the foregoing;

WHEREAS, the Borrower wishes to borrow from the Lenders up to Two Hundred Seventy Five Million Dollars ($275,000,000) for the purpose described in Section 2.1;

WHEREAS, pursuant to the Arrangement Agreement, Pozen, Tribute, Luxembourg FinCo (defined below) and certain other entities shall become wholly owned subsidiaries of Parent and this Agreement and the Obligations hereunder shall be assigned to and assumed by Parent;

WHEREAS, Parent, Pozen, Tribute, Luxembourg FinCo and each other Subsidiary of Parent shall guaranty the Obligations (defined below); and

WHEREAS, the Lenders desire to make loans to the Borrower for the purposes set forth in Section 2.1.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1                                   General Definitions.  Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Acquisition Loans” shall have the meaning provided therefor in Section 2.3.

“Acquisition Notes” means the Secured Notes issued to the Lenders evidencing the Acquisition Loans in the form attached hereto as Exhibit A-3.

“Adjusted EBITDA” means, with respect to Parent for any Test Period, Parent’s EBITDA plus (i) to the extent deducted in determining Consolidated Net Income for such Test Period, (A) fees and expenses directly incurred or paid in connection with (x) the transactions contemplated by this Agreement, (y) any Permitted Acquisition and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of equity interests or refinancing transactions and modifications of instruments of Indebtedness, (B) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (C) restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with Permitted Acquisitions and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses as reasonably approved by the Required Lenders, (D) the amount of cost savings and synergies projected by Parent in good faith to be realized as a result of a Permitted Acquisition, in each case within the four consecutive fiscal quarters following the consummation of a Permitted Acquisition (or following the consummation of the squeeze-out merger in the case of a Permitted Acquisition structured as a two-step transaction), as the case may be, calculated as though such cost savings and synergies had been realized on the first day of the Test Period and net of the amount of actual benefits received during such period from the Permitted Acquisition; provided that (1) no cost savings or synergies shall be added pursuant to this clause (D) to the extent duplicative of any expenses or charges otherwise added to Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period, (2) subject to the last paragraph of Section 5.1, a duly completed certificate signed by an authorized officer of Parent shall be delivered to the Lenders, specifying such cost savings and synergies in reasonable detail and certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of Parent, and (3) the cost savings or synergies pursuant to this clause (D) shall not exceed the amount of such expected costs savings or synergies publicly disclosed by Parent or the public successor (if applicable) in any filings with the SEC with respect to such Permitted Acquisition, minus (ii) to the extent included in Consolidated Net Income for such Person for such Test Period, any non-recurring income or gains directly as a result of discontinued operations.

“Affiliate” shall have the meaning provided therefor in the Notes.

“Agreement Date” means the date of this Agreement.

“Applicable Laws” means all statutes, rules and regulations of Governmental Authorities in the United States, Canada or elsewhere applicable to the Credit Parties.

“Arrangement Agreement” means that certain Agreement and Plan of Merger and Arrangement dated as of June 8, 2015, as amended on August 19, 2015, and on December 7, 2015 among Parent, Pozen, Tribute, ARLZ US Acquisition II Corp. and ARLZ CA Acquisition Corp.

“Authorizations” has the meaning set forth in Section 3.1(r).

“Borrower” shall mean Tribute until the filing of the Articles of Arrangement pursuant to the Arrangement Agreement and thereafter shall mean Parent.

“Business Day” means a day on which banks are required to be open for business in the cities of New York, NY, Toronto, Ontario and Vancouver, B.C.

“Canadian Security Documents” means the Security Agreement to be entered into between Tribute, all other Canadian Subsidiaries and the Lenders, substantially in the form of Exhibit B attached hereto, with such changes reasonably acceptable to Lenders, and all instruments, documents and agreements executed and delivered in connection therewith required to perfect Liens on the assets of Tribute.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral” shall have the meaning provided therefor in the Security Documents.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” shall mean the common shares of Tribute and Parent, as applicable.

“Common Share Equivalents” means any securities of Parent which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares or other securities that entitle the holder to receive, directly or indirectly, Common Shares.

“Consolidated Net Income” means, with respect to Parent for any Test Period, net income (or loss) for Parent and its Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of Parent (or is accounted for by Parent by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to Parent or one of its Subsidiaries during such Test Period, (ii) the net income (or loss) of any other Person acquired by, or merged with, such Person or any of its Subsidiaries for any period prior to the date of such acquisition or merger, and (iii) the net income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument or Applicable Laws.

“Conversion Failure” shall have the meaning provided therefor in the Convertible Notes.

“Convertible Notes” means the Senior Secured Convertible Notes issued to the Lenders evidencing the Initial Loans in substantially the forms attached hereto as Exhibit A-1 (evidencing the Tribute Convertible Notes until the filing of the Articles of Arrangement) and Exhibit A-2

(evidencing the Parent Convertible Notes from and after the filing of the Articles of Arrangement).

“Conversion Shares” shall mean the shares issuable upon conversion of the Convertible Notes.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement Condition” means Tribute (and Parent immediately following the filing of the Articles of Arrangement under the Arrangement Agreement) shall have authorized and reserved for issuance a number of Common Shares sufficient to cover all shares issuable on conversion of the Convertible Notes (computed without regard to any limitations on the number of shares that may be issued on exercise).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“EBITDA” means, with respect to Parent for any Test Period, Consolidated Net Income for such Person for such Test Period plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, (A) interest expense, (B) provision for taxes paid or accrued, (C) depreciation and amortization, (D) non-cash expenses related to stock based compensation, (E) extraordinary non-cash expenses or losses incurred other than in the ordinary course of business, (F) any unrealized losses in respect of any interest rate hedge agreements, and (G) adjustments relating to purchase price allocation accounting, minus (ii) to the extent included in Consolidated Net Income for such Person for such Test Period, (A) interest income (to the extent not netted against interest expense in the calculation of interest expense), (B) income tax credits and refunds (to the extent not netted from tax expenses), (C) extraordinary non-cash income or gains realized other than in the ordinary course of business, and (D) any unrealized income or gains in respect of any interest rate hedge agreements (to the extent not included in clause (i)(F)) above or netted against interest expense in the calculation of interest expense).

“Employment Agreement” means each of the Employment Agreements dated as of May 31, 2015 between Pozen and each of Adrian Adams and Andrew Koven.

“Equity Agreement” means the Share Subscription Agreement dated as of June 8, 2015 as amended and restated on December 7, 2015, among Lenders, Parent and the other Persons party thereto.

“Equity Investment” means the investment by Lenders or their Affiliates and other Persons in the Common Shares pursuant to the Equity Agreement.

“Event of Default” has the meaning given to it in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means with respect to any Lender, (a) income Taxes imposed on (or measured by) such Lender’s net income, franchise Taxes and branch profit Taxes, in each case imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or incorporated or in which the applicable lending office of such Lender is located, (b) Other Connection Taxes, (c) Other Taxes that arise with respect to the onward transfer of the Conversion Shares by a Lender, but for greater certainty not including any Taxes or Other Taxes (other than Taxes described in paragraphs (a), (b) or (d) of this definition of “Excluded Taxes”) arising as a result of the issuance of Conversion Shares to a Lender pursuant to the Conversion Notes, or (d) any U.S. federal withholding Taxes imposed under FATCA due to such Lender’s non-compliance with Section 2.6(e).

“Excluded Transaction” means any of the following transactions:

The entering into any collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development, manufacturing or other commercial exploitation arrangements relating to Parent or any Subsidiary’s Intellectual Property or other assets (provided, that Parent has a reasonable basis for believing that the downstream economics potentially to be received by Parent and its Subsidiaries in connection with such collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development, manufacturing or other commercial exploitation arrangements relating to the IP, when combined with the potential downstream economics of rights in the IP retained by Parent and its Subsidiaries are adequate to enable Borrower to timely satisfy all obligations of the Borrower and its Subsidiaries under this Agreement), including, without limitation, but subject to the conditions set forth above, (1) any grant to any entity engaged in, or owned by an entity engaged in, the pharmaceutical or biotechnology industry of a license or option to obtain a license to any of Parent’s or any Subsidiary’s Intellectual Property or other assets, provided that Parent or a Subsidiary (and not any third party or any of Parent’s equity holders) directly receives from such entity all consideration paid or payable by such entity in consideration of such grant, which consideration may, but need not, include (without limitation) upfront, milestone, royalty and profit-sharing payments, (2) any grant of a license or option to obtain a license to any entity that intends to research, develop, commercialize or manufacture products or services covered by such Intellectual Property or other assets whether directly or through Parent, any Subsidiary or another entity, and (3) any arrangement or transfers of assets for the manufacture, research, promotion and development of Parent’s or any Subsidiary’s products and clinical trial management, and data analysis and similar activities in support of Parent’s or any Subsidiary’s development programs.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements with respect thereto, any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Final Payment” means such amount as may be necessary to repay the outstanding principal amount of the Notes and any other Obligations owing by the Borrower to the Lenders pursuant to the Loan Documents.”GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, court, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative or public body or entity, whether domestic or foreign, federal, provincial, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Guaranty” means the guaranty of the Obligations to be executed by each Guarantor in favor of Lenders substantially in the form of Exhibit C attached hereto, with such changes reasonably acceptable to Lenders.

“Guarantor” means Parent, each Subsidiary of Parent and each other Person that executes a Guaranty.

“Indebtedness” means the following:

(i)                                     all indebtedness for borrowed money;

(ii)                                  the deferred purchase price of assets or services (other than payables) which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

(iii)                               all guarantees of Indebtedness;

(iv)                              all letters of credit issued or acceptance facilities established for the account of Parent and any of its Subsidiaries, including without duplication, all drafts drawn thereunder;

(v)                                 all capitalized lease obligations;

(vi)                              all indebtedness of another Person secured by any Lien on any property of Parent or its Subsidiaries, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by Parent or its Subsidiaries, being measured as the lower of (x) fair market value of such property and (y) the amount of the indebtedness secured); and

(vii)                           indebtedness created or arising under any conditional sale or title retention agreement.

“Indemnified Person” has the meaning given to it in Section 6.12(a).

“Indemnified Taxes” means all Taxes including Other Taxes, other than Excluded Taxes.

“Indemnity” has the meaning given to it in Section 6.12(a).

“Initial Funding Date” shall have the meaning set forth in Section 2.2.

“Initial Loans” means the Loans made available by the Lenders to the Borrower pursuant to Section 2.2 in the aggregate principal amount of Seventy Five Million Dollars ($75,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.

“Interest Rate” means 2.5% per annum with respect to the Initial Loans and 12.5% per annum with respect to the Acquisition Loans.

“IP” and “Intellectual Property” have the meaning given to it in Section 3.1(n).

“IRS” means the United States Internal Revenue Service.

“Irish Security Document” means that certain Irish law debenture dated the date of the Initial Funding Date among each Irish Subsidiary of Parent and Lenders, substantially in the form of Exhibit D attached hereto, with such changes thereto reasonably acceptable to Lenders.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loans” means the Initial Loans and the Acquisition Loans.

“Loan Documents” means this Agreement, the Notes, the Guaranties, the Pledge Agreement, the Security Documents, the Registration Rights Agreement, and any other document or instrument delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein.

“Loss” has the meaning given to it in Section 6.12(a).

“Luxembourg FinCo” means Luxembourg FinCo, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Major Transaction” has the meaning set forth in the Convertible Notes.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise), or assets of Parent or any of its Subsidiaries, (b) the validity or enforceability of any provision of any Loan Document, (c) the ability of Parent or any of its Subsidiaries to timely perform the Obligations or (d) the rights and remedies of the Lenders under any Loan Document; provided, however, any adverse effect that results directly or indirectly from general economic, business, financial or market conditions shall not be deemed to be a Material Adverse Effect.

“Material Contract” means any contract of any Credit Party that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nijhawan Note” means the unsecured convertible promissory note in the aggregate principal amount of C$5,000,000 issued by Tribute to Nidhi Nijhawan on June 16, 2015.

“Notes” means the Convertible Notes and the Acquisition Notes.

“Obligations” means all obligations and liabilities (monetary or otherwise) of Parent, Borrower and their Subsidiaries arising under or in connection with this Agreement and the other Loan Documents.

“Organizational Documents” means the Certificate of Incorporation, Articles, Notices of Articles, Bylaws, memorandum and articles of association or similar documents, each as amended to date, of the Credit Parties or any of their Subsidiaries, as the context may require.

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (except a connection arising from such Lender having executed, delivered or performed its obligations under the Loan Documents).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, duties, other charges or similar levies, and all liabilities with respect thereto, together with any interest, additions to tax or penalties applicable thereto (including by reason of any delay in payment) arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document or the delivery to a Lender of the Conversion Shares, except any such Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“Parent” means Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada.

“Parent Convertible Notes” shall have the meaning set forth in Section 5.1(l).

“Permitted Acquisition” means any transaction or series of related transaction by which Parent or any of its Subsidiaries acquires all or substantially all of the assets of a Person or going business, division, or line of business or product or acquires equity interests of any Person having at least a majority of combined voting power of the then outstanding equity interests of such Person; provided,

(i)                                     immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)                                  all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Authorizations;

(iii)                               Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Parent, each of the actions set forth in Section 5.1(ix);

(iv)                              Subject to the last paragraph of Section 5.1, Borrower shall have delivered to Lenders at least ten (10) Business Days prior to such proposed acquisition, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition) and, at the request of any Lender, such other information and documents that any Lender may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such acquisition is to be consummated, to the extent available (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith;

(v)                                 any Person or assets or division acquired in accordance herewith shall be in same business or lines of business in which Parent and/or its Subsidiaries are engaged as of the Initial Funding Date or a business or line of business complimentary thereto;

(vi)                              the acquisition shall have been approved by the board of directors or other governing body of the Person acquired or the Person from whom such assets or division is acquired; and

(vii)                           the Adjusted EBITDA of Parent for the Test Period determined as of the date of the definitive documentation for such transaction or transactions on a pro forma basis as if such Permitted Acquisition had occurred at the beginning of such Test Period is greater than Adjusted EBITDA of Parent for such Test Period without giving such pro forma effect.

“Permitted Indebtedness” means:

(i)                                     The Obligations;

(ii)                                  Indebtedness in respect of netting services, overdraft protections and other similar and customary services in connection with deposit accounts;

(iii)                               Performance bonds, surety bonds, letters of credit, security deposits and similar instruments incurred in the ordinary course of business;

(iv)                              Guarantees with respect to any Permitted Indebtedness;

(v)                                 Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities covering existing and newly-acquired equipment, including for the acquisition, installation, qualification and validation of such equipment up to the aggregate amount, together with Indebtedness permitted by clause (vi) below, not in excess of $5,000,000 outstanding at any time;

(vi)                              Indebtedness acquired pursuant to or incurred in connection with a Permitted Acquisition up to the aggregate amount, together with Indebtedness permitted by clause (v) above, not in excess of $5,000,000 outstanding at any time; provided that such Indebtedness has a rate of interest no greater than the market rate of interest for comparable Indebtedness and a maturity which is not less than 180 days after the latest maturity date of the Loans;

(vii)                           Unsecured Indebtedness up to an aggregate principal amount of $300,000,000 subordinated to the Obligations by written agreement in form and substance acceptable to Lenders, which has an interest rate no greater than the market rate of interest for comparable Indebtedness and a maturity which is not less than 180 days after the latest maturity date of the Loans;

(viii)                        Unsecured convertible Indebtedness up to an aggregate principal amount of $300,000,000 subordinated to the Obligations by written agreement in form and substance acceptable to Lenders, which has a rate of interest no greater than the market rate of interest for comparable Indebtedness and a maturity which is not less than 180 days after the latest maturity date of the Loans; and

(ix)                              Losses on hedging obligations or other derivative instruments entered into solely for the purpose of hedging foreign currency or interest rate risk and not for speculative purposes.

“Permitted Liens” means:

(i)                                     Liens in favor of the Lenders;

(ii)                                  Statutory Liens created by operation of Applicable Laws;

(iii)                               Liens arising in the ordinary course of business and securing obligations not in excess of the aggregate sum of $1,000,000 that are not more than 60 days past due or are being contested in good faith by appropriate proceedings diligently pursued;

(iv)                              Liens for taxes, assessments or governmental charges or levies not past due and payable or that are being contested in good faith by appropriate proceedings;

(v)                                 Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(vi)                              Liens in favor of financial institutions arising in connection with any Credit Party’s or any of its Subsidiaries’ accounts maintained in the ordinary course held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(vii)                           Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(viii)                        Easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the conduct of the business of the applicable Person;

(ix)                              Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or equivalent in foreign jurisdictions) on items in the course of collection; and

(x)                                 Liens securing Indebtedness pursuant to clause (v) of the definition of Permitted Indebtedness.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pledge Agreement” means the Pledge Agreement to be entered into as of the Initial Funding Date by the entity which holds the equity interests in Pozen, Tribute and each other Subsidiary of Parent in favor of Lenders, substantially in the form of Exhibit E attached hereto, with such changes reasonably acceptable to Lenders.

“PPSA” means the Personal Property Security Act (Ontario), the Personal Property Security Act (British Columbia) and to the extent applicable, equivalent legislation of any other jurisdiction in Canada.

“Principal Trading Markets” means the Trading Markets on which the Common Shares are listed on and quoted for trading, which, as of the date of this Agreement, shall be the NASDAQ Global Market and the Toronto Stock Exchange.

“Register” has the meaning set forth in Section 1.4 (b).

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 8, 2015 between Lenders and Parent, as amended and restated on October 29, 2015 and December 7, 2015.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Lenders of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Lenders” means, at any time, Lenders holding Loans representing more than 50% of the sum of the Loans outstanding.

“Restricted Lender” means the initial Lenders party to this Agreement and their Affiliates and any assignee of any interest in a Note that notifies the Borrower in writing that it wishes to be deemed a Restricted Lender.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 5.1(v).

“Securities” means the Convertible Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement to be entered into as of the Initial Funding Date among Pozen, all other U.S. Subsidiaries of Parent, the other grantors from time to time party thereto and Lenders, substantially in the form of Exhibit F attached hereto, with such changes reasonably acceptable to Lenders.

“Security Documents” means the Security Agreement, the Irish Security Agreement, the Canadian Security Documents and all other instruments, documents and agreements executed or delivered in connection therewith required to perfect Liens on the assets of Borrower and Guarantors.

“Subsidiary or Subsidiaries” means, as to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Tax Affiliate” means (a) Parent and its Subsidiaries and (b) any Affiliate of the Parent with which Parent files or is required to file consolidated, combined or unitary tax returns.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings and all liabilities with respect thereto, (including by reason of any delay in payment).

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of Parent then ended for which financial statements have been filed with the SEC.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the Toronto Stock Exchange or the OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.

“Transactions” shall mean the transactions contemplated by the Arrangement Agreement and the Equity Agreement, including, but not limited to the Equity Investment.

“Tribute Convertible Notes” shall have the meaning set forth in Section 5.1(l).

Section 1.2                                   Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Loan Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3                                   Business Day Adjustment.  If the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day.

Section 1.4                                   Registration.

(a)                                 The Borrower shall record on its books and records the amount of the Loans, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b)                                 The Borrower shall establish and maintain at its address referred to in Section 6.2, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan, and any assignment of any such interest, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each funding of any participation therein, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing the Loans) are a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)                                 The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1                                   Use of Proceeds.  The proceeds of the Initial Loan shall be used for working capital and general corporate purposes and the proceeds of the Acquisition Loans shall be used solely to fund Permitted Acquisitions.

Section 2.2                                   Initial Loans.  Subject to the conditions set forth in Section 4.1 and this Section 2.2, the Lenders shall disburse Initial Loans in the amount of $75,000,000 to the Borrower on a date (“Initial Funding Date”) not less than three (3) Business Days following the satisfaction of the conditions set forth in Section 4.1.  Lenders shall fulfill the Initial Loans in accordance with their respective allocations set forth on Schedule 1 hereto.  In the event the conditions to the Initial Loan have not been satisfied by April 30, 2016, the Lenders shall not have any further obligations under this Agreement.

Section 2.3                                   Acquisition Loans.  Subject to the conditions set forth in Section 4.2 at any time and from time to time after the Initial Funding Date and prior to April 30, 2017; upon not less than three (3) Business Days’ written request (“Acquisition Loan Request”) by Borrower to Lenders, Lenders shall make additional advances to Borrower (each an “Acquisition Loan” and collectively the “Acquisition Loans”) up to the aggregate sum of $200,000,000 for the payment of the purchase price of any Permitted Acquisition.  Lenders shall fulfill the Acquisition Loans in accordance with their respective allocations set forth on Schedule 1 hereto.

Section 2.4                                   Payment.

(a)                                 Borrower shall repay the outstanding principal amount of the Initial Loans, together with all accrued and unpaid interest thereon on the sixth anniversary of the Initial Funding Date.  Parent shall repay the outstanding principal amount of each Acquisition Loan, together with all accrued and unpaid interest thereon on the sixth anniversary of the funding of each such Acquisition Loan.  Except as specifically provided herein, the Convertible Notes shall not be prepayable.  The Acquisition Notes shall be prepayable in whole or in part at any time following the end of the sixth month after the funding date of the applicable Acquisition Loan and prior to the maturity of such Acquisition Loan (provided that any Acquisition Loan incurred to refinance Indebtedness incurred before the Initial Funding Date with respect to a Permitted Acquisition may be prepaid in whole or in part at any time prior to maturity) at 101% of the principal amount of such Acquisition Loan to be prepaid, plus all accrued and unpaid interest on such Acquisition Loan to be prepaid.

(b)                                 Lenders shall have the right to convert all or any part of the principal amount of their Convertible Notes into Common Shares in accordance with the terms of the Convertible Notes.  Upon the Share Delivery Date (as defined in the

Convertible Notes) Borrower shall pay to Lenders all accrued and unpaid interest on the principal amount of the Convertible Notes converted into Common Shares.

Section 2.5                                   Payments.  All payments by the Borrower under any of the Loan Documents shall be made without setoff or counterclaim.  Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such bank or places as the Lenders shall from time to time designate in writing at least five (5) Business Days prior to the date such payment is due.  The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Loan Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.6                                   Taxes.

(a)                                 Any and all payments hereunder or under any other Loan Document shall be made, in accordance with this Section 2.6, free and clear of and without deduction for any and all present or future Taxes except as required by applicable law. If Borrower (or another applicable Credit Party) shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document and such Taxes are Indemnified Taxes, (i) the sum payable hereunder or thereunder shall be increased by as much as shall be necessary so that after making all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(a)), each Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”), (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within thirty (30) days after the date of any payment of such Taxes, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b)                                 Borrower agrees to pay and authorizes each Lender to pay in its name (but without duplication), all Other Taxes. Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c)                                  Without duplication of Section 2.6(a) or Section 2.6(b), Borrower shall reimburse and indemnify, within ten (10) days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.6(c)) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to Borrower shall be conclusive, absent manifest error.

(d)                                 If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of Additional Amounts), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)                                  If a payment made to a Lender under any Loan Document would be subject to withholding Tax under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower or its designated agent at such time or times reasonably requested by the Borrower or its designated agent such U.S. tax forms and such additional documentation reasonably requested by the Borrower or its agent as may be necessary for the Borrower or its agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Notwithstanding anything else to the contrary in any of the Loan Documents or the Arrangement Agreement, the provisions of this Section 2.6 shall also apply mutatis mutandis to all Taxes (whether or not such Taxes are Excluded Taxes) incurred by the Lenders as a result of (i) the assignment by the Borrower of the Loan Documents to the Parent pursuant to the Arrangement Agreement, and (ii) the sale, assignment and transfer by the Lenders of the Conversion Notes to the Parent pursuant to the Arrangement Agreement.

Section 2.7                                   Fee and Costs.  Notwithstanding anything to the contrary contained in the Equity Agreement, the Credit Parties (excluding Tribute prior to the closing of the transactions contemplated by the Arrangement Agreement), jointly and severally agree to reimburse the Lenders for reasonable, documented expenses for attorneys, accountants and other professional advisors, and other out-of-pocket expenses incurred by Lenders in connection with their due diligence, negotiation and documentation of the transactions contemplated by the Loan Documents and all amendments and modifications thereto, whether or not consummated; provided that Credit Parties’ obligation to reimburse Lenders for such fees and expenses in connection with the negotiation, documentation and closing of this Agreement and the other Loan Documents shall not exceed the aggregate amount of $300,000.  At Lender’s election, such reimbursed amounts may be deducted from the Initial Loans.

Section 2.8                                   Interest.  The outstanding principal amount of the Loans shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month).  Interest shall be paid quarterly in arrears commencing on April 1, 2016 and on the first Business Day of each January, April, July and October thereafter (each, an “Interest Payment Date”).

Section 2.9                                   Interest on Late Payments.  Without limiting the remedies available to the Lenders under the Loan Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make a required payment of principal or interest with respect to the Loan when due or to timely comply with Section 5.1(v) of this Agreement (regardless of any cure period provided in Section 5.4(b) of this Agreement), the Borrower shall pay interest, in respect of such principal and interest at the rate per annum equal to the Interest Rate plus ten percent (10%) for so long as such payment remains outstanding or such covenant is not timely cured.  Such interest shall be payable on demand.

Section 2.10                            Compliance with Interest Act (Canada) and Criminal Code (Canada)

(a)                                 For the purposes of disclosure pursuant to the Interest Act (Canada), where rates of interest or fees provided in this Agreement or any Loan Document are to be computed on the basis of any period of time less than a calendar year, then the equivalent annual rates are the rates or fees so computed multiplied by the actual number of days in the applicable calendar year and divided by the number of days in such other period of time.

(b)                                 If any provision of this Agreement would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would result in a receipt by that Lender of interest or yield at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest or yield, as the case may be, as would not result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected by that Lender, to the extent necessary, as follows:

(i)                                     Firstly, by reducing the number or rate of interest required to be paid to the affected Lender hereunder; and

(ii)                                  Thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purpose of Section 347 of the Criminal Code (Canada).

If, after giving effect to all adjustments contemplated by this Section 2.10(b), any Lender shall have received an amount in excess of the maximum permitted by this Section 2.10(b), then the affected Lender shall reimburse Borrower in an amount equal to such excess.

Any amount or rate of interest referred to in this Section 2.10(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of the applicable Loan on the assumption that any payments of interest or other amounts payable that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date of the advance of the relevant Loan to the date on which all obligations of the Borrower in respect of such Loan have been paid and discharged in full, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Required Lenders shall be conclusive for the purposes of such determination.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1                                   Representations and Warranties of the Credit Parties.  Except with respect to Section 3.1(ee) below, to which the Parent solely represents and warrants, each Credit Party represents and warrants to the Lenders that, except as set forth in a Schedule to this Agreement:

(a)                                 Each Credit Party and each of its Subsidiaries are conducting their business in compliance with their Organizational Documents, which are in full force and effect.

(b)                                 No Default or Event of Default has occurred.

(c)                                  Each Credit Party and each of its Subsidiaries (i) are capable of paying their debts as they fall due, have not admitted their inability to pay their debts as they fall due, (ii) are not bankrupt or insolvent or deemed to be bankrupt or insolvent under Applicable Laws and (iii) have not taken action, and no such action has been taken by a third party, for any Credit Parties’ or any of its Subsidiaries’ winding up, dissolution, or liquidation, examinership or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, receiver-manager, trustee, administrator, examinership or other similar officer for any Credit Party or any of its Subsidiaries or any or all of their assets or revenues.

(d)                                 Except as disclosed on Schedule 3.1(d), which Liens shall be terminated on or prior to the Initial Funding Date, no Lien exists on any Credit Parties’ or any of its Subsidiaries’ assets, except for Permitted Liens.

(e)                                  The obligations of Tribute and Parent to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional.

(f)                                   Except with respect to the Nijhawan Note, which shall be repaid in full at or prior to maturity, without extension, or converted prior thereto pursuant to its terms, and except as disclosed on Schedule 3.1(f) which Indebtedness will be repaid on or about the Initial Funding Date, no Indebtedness of any Credit Party or any of its Subsidiaries exists other than Permitted Indebtedness.

(g)                                  Tribute is validly existing as a corporation in good standing under the laws of the Province of Ontario, Canada.  Pozen is validly existing as a corporation in good standing under the laws of the State of Delaware.  Parent is validly existing as a corporation in good standing under the laws of the Province of British Columbia, Canada.  Each Credit Party and each of its Subsidiaries have full power and authority to own their properties, conduct their business and enter into the Loan Documents and to consummate the transactions contemplated under the Loan Documents, and are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(h)                                 There is not pending or, to the knowledge of any Credit Party, threatened, any action, suit, investigation, hearings or other proceeding before any Governmental Authority (a) to which any Credit Party or any of its Subsidiaries is a party or (b) which has as the subject thereof any assets owned by any Credit Party or any of its Subsidiaries, except, as would not reasonably be expected to have a Material Adverse Effect.  There are no current or, to the knowledge of any Credit Party, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which any Credit Party or any of its Subsidiaries or any of their assets is subject, except, as would not reasonably be expected to have a Material Adverse Effect.

(i)                                     Each Credit Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  Each Credit Parties’ execution and delivery of each of the Loan Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Notes and the reservation for issuance and the subsequent issuance of the Conversion Shares upon exercise of the Convertible Notes) have been duly authorized by all necessary action on the part of each Credit Party, and no further action is required by any Credit Party, its directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each of the Loan Documents to which it is a party has been (or upon delivery will have been) duly executed by each Credit Party and each of its Subsidiaries and is, or when delivered by each Credit Party and each of its Subsidiaries a party thereto, in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Credit Party and its Subsidiaries party thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, examinership, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The execution, delivery and performance of the Loan Documents by the Credit Parties and their Subsidiaries and the consummation of the transactions therein contemplated (including, but not limited to, the delivery of the Convertible Notes and the reservation for issuance and subsequent issuance of the Conversion Shares) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any assets of any Credit Party or any of its Subsidiaries pursuant to, any agreement to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries are bound or to which any of the assets of any Credit Party or any of its Subsidiaries is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents or (C) result in the violation of any Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Loan Documents or for the consummation by any Credit Party and any of its Subsidiaries of the transactions contemplated thereby except for such registrations and filings in connection with (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable Canadian provincial and US state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Markets for the issuance and sale of the Securities and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) filings contemplated by the Security Documents and (vi) those that are required to be obtained in connection with the Transactions or that have been made or obtained prior to the Initial Funding Date (the “Required Approvals”).

(j)                                    As of their respective filing dates, or to the extent corrected by a subsequent restatement or amendment, the SEC Reports filed by any Credit Party comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No Credit Party has ever been an issuer subject to Rule 144(i) under the Securities Act.  Each of the Material Contracts to which any Credit Party is a party or to which the property or assets of any Credit Party are subject will be filed as an exhibit to the SEC Reports.

(k)                                 Other than the actions required under the Registration Rights Agreement with respect to the Registration Statement or with respect to the Transactions, no Authorization is required for (i) the execution and delivery of this Agreement, the other Loan Documents, or (ii) the consummation of the transactions contemplated hereby and thereby.

(l)                                     Each Credit Party and each of its Subsidiaries holds, and is operating in good standing (where applicable) and in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Necessary Documents”) required for the conduct of its business and all Necessary Documents are valid and in full force and effect; and neither any Credit Party nor any of its Subsidiaries has received written notice of any revocation or modification of any of the Necessary Documents and neither any Credit Party nor any of its Subsidiaries has any reason to believe that any of the Necessary Documents will not be renewed in the ordinary course of business, and each Credit Party and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees applicable to the conduct of its business.

(m)                             Each Credit Party and each of its Subsidiaries have good and marketable title to all of their assets free and clear of all Liens except Permitted Liens and those Liens set forth in Schedule 3.1(d).  The property held under lease by each Credit Party and each of its Subsidiaries is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of any Credit Party or any of its Subsidiaries.

(n)                                 Except as set forth on Schedule 3.1(n), each Credit Party and each of its Subsidiaries own or have the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right, all of the Intellectual Property (as defined below) that is necessary for the conduct of their business as currently conducted and the manufacture, importation and sale of products being developed by such Credit Party or any of its Subsidiaries (the “IP”).  The IP that is registered with or issued by a Governmental Authority is valid and enforceable; there is no outstanding, pending, or threatened action, suit, other proceeding or claim by any third person challenging or contesting the validity, scope, use, ownership, enforceability, or other rights of any Credit Party or any of its Subsidiaries in or to any IP and neither any Credit Party nor any of its Subsidiaries has received any written notice regarding, any such action, suit, or other proceeding.  Neither any Credit Party nor any of its Subsidiaries has infringed or misappropriated any material rights of others.  There is no pending or threatened action, suit, other proceeding or claim by others that any Credit Party or any of its Subsidiaries infringes upon, violates or uses the Intellectual Property rights of others without authorization, and neither any Credit Party nor any of its Subsidiaries has received any written notice regarding, any such action, suit, other proceeding or claim.  Except as set forth on Schedule 3.1(n), neither any Credit Party nor any of its Subsidiaries is a party to or bound by any options, licenses, or agreements with respect to IP other than licenses for computer software acquired in the ordinary course of business.  The term “Intellectual Property” as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(o)                                 Neither any Credit Party nor any of its Subsidiaries is in violation of the Organizational Documents, or in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which it may be bound, or to which any of its assets is subject.

(p)                                 All US and Canadian federal, provincial, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein and all other material Taxes, assessments and other governmental charges otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP or other applicable accounting principles, standards and procedures that such Tax Affiliate uses to compile its financial statements.  As of the Agreement Date, no Tax Return is under audit or examination by any Governmental Authority, and no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any material claim for Taxes.

(q)                                 Other than as set forth in Schedule 3.1(q) neither any Credit Party nor any of its Subsidiaries has granted rights to market or sell its products or services to any other Person, and are not bound by any agreement that affects the exclusive right of any Credit Party or any of its Subsidiaries to develop, license, market or sell its products or services, in each case including rights relating to products under development by any Credit Party or any of its Subsidiaries.

(r)                                    Each Credit Party and each of its Subsidiaries:  (A) at all times has complied in all materials respects with all Applicable Laws; (B) has not received any warning letter or other correspondence or notice from any Governmental Authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto reasonably required in connection with the business of any Credit Party or any of its Subsidiaries by any Applicable Laws (together, the “Authorizations”); (C) possesses and complies with the Authorizations, which are valid and in full force and effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization and has no knowledge that any Governmental Authority is considering such action; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as reasonably required by any Applicable Laws or Authorizations.

(s)                                   Each of Pozen and Tribute maintains or, in the case of Parent, as of the Initial Funding Date will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)                                    (i) To the knowledge of each Credit Party, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan, except for such transactions as would not have a Material Adverse Effect, (ii) at no time within the last seven (7) years has any Credit Party or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which any Credit Party or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for such failures to comply that would not have a Material Adverse Effect, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject any Credit Party or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except for any such tax, fine, lien, penalty or liability that would not, individually or in the aggregate, have a Material Adverse Effect, (vi) no Credit Party maintains any Foreign Benefit Plan, (vii) no Credit Party has any obligations under any collective bargaining agreement.  As used in this clause (t), “Employee Benefit Plan” means any material “employee benefit plan” within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of any Credit Party or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by any Credit Party or any of its respective Subsidiaries or (B) no Credit Party nor any of its Subsidiaries has had or has any present or future obligation or liability on behalf of any such employee, director or independent contractor; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of any Credit Party’s controlled group as defined in Code Section 414 (b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan mandated by a Governmental Authority other than the

United States of America is subject to the laws or a jurisdiction outside of the United States, including for greater certainty any “registered pension plan” as defined under Section 248(l) of the Income Tax Act (Canada) which is sponsored, maintained, funded, contributed to or required to be contributed to, or administered for the employees or former employees of any Credit Party or any Subsidiary thereof.

(u)                                 Each Credit Party’s Subsidiaries are set forth in Schedule 3.1(u).

(v)                                 All of the issued and outstanding shares of capital stock of each Credit Party are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal, provincial and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Parent Convertible Notes and the Tribute Convertible Notes and the Conversion Shares issuable upon the Parent Convertible Notes and Tribute Convertible Notes have been duly authorized and, and the Conversion Shares, when issued and delivered in accordance with the terms of the Convertible Notes will have been validly issued and will be fully paid. Parent and Tribute have each reserved from their duly authorized capital stock a sufficient number of Common Shares to issue the Conversion Shares underlying the Parent Convertible Notes and Tribute Convertible Notes, respectively, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Loan Documents or imposed by applicable securities laws and except for those created by the Lenders.  Assuming the accuracy of the representations and warranties of the Lenders in this Agreement and, in the case of each Credit Party, the representations and warranties of the other Credit Parties set forth in Section 3.1 of this Agreement, the Securities will be issued in compliance with all applicable US and Canadian federal, provincial and state securities laws and will be exempt from the prospectus requirements of applicable Canadian securities laws. Tribute has been a “reporting issuer” (as such term is defined in Canadian securities laws) in a jurisdiction of Canada for the four (4) months preceding the date of this Agreement and will be a reporting issuer not in default immediately preceding the issue of the Tribute Convertible Notes.  Borrower shall, so long as any of the Convertible Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Convertible Notes, the number of Common Shares issuable upon such conversion (without taking into account any limitations on the conversion of the Convertible Notes as set forth therein).  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any common shares pursuant to the Organizational Documents of any Credit Party or any agreement to which any Credit Party or any of their Subsidiaries is a party or by which any Credit Party or any of their Subsidiaries is bound and all of the foregoing rights have been fully waived in respect of the issuance of the Parent Convertible Notes and Tribute Convertible Notes and the Conversion Shares thereunder. As of the date hereof, each of Borrower’s, Pozen’s and Parent’s respective outstanding shares of capital stock, options and warrants are accurately set forth in Schedule 3.1(v) to this Agreement, and, except as set forth in such Schedule, there are no other (i) options issuable or issued under Borrower’s, Pozen’s or Parent’s respective option plans, or (ii) any other options, warrants, agreements, contracts or other rights in existence to purchase or acquire from Parent or any Subsidiary of Parent any shares of the capital stock of Parent or any Subsidiary of Parent.  Schedule 3.1(v) to this Agreement also sets forth the pro forma outstanding shares of capital stock, options and warrants of Parent as of Closing (assuming no further exercise of outstanding options and warrants of Borrower and/or Pozen).

(w)                               The issuance of the Notes and the Conversion Shares will not obligate any Credit Party to issue Common Shares or other securities to any Person (other than the Lenders) and will not result in a right of any holder securities of any Credit Party to adjust the exercise, conversion, exchange or reset price or other right under any of such securities.  There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the capital stock of any Credit Party or, to the knowledge of any Credit Party, between or among any Credit Party or the stockholders of any Credit Party.

(x)                                 Assuming the accuracy of the representations and warranties of the Lenders set forth in Section 3.3 of this Agreement and, in the case of each Credit Party, the representations and warranties of the other Credit Parties set forth in Section 3.1 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities and the Acquisition Notes under the Loan Documents.  The issuance and sale of the Securities and the Acquisition Notes hereunder complies and will comply in all material respect with and does not and will not contravene the rules and regulations of the Principal Trading Markets.

(y)                                 Neither Tribute nor Parent is registered, and immediately after issuance of any Notes, neither Tribute nor Parent will be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, under such Act.  Borrower shall conduct its business in a manner so that it will not be required to be registered under the Investment Company Act of 1940, as amended.

(z)                                  Other than the Lenders or pursuant to the Transactions, no Person has any right to cause Parent or Tribute to effect the registration under the Securities Act of any securities of Borrower other than those securities which are currently registered on an effective registration statement on file with the Commission.

(aa)                          From and after the Initial Funding Date, Parent’s Common Shares shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Borrower shall not have taken any action designed to terminate the registration of the Common Shares under the Exchange Act nor shall Borrower have received any notification that the Commission is contemplating terminating such registration.  From and after the Initial Funding Date, Borrower will be in compliance with all listing and maintenance requirements of the Principal Trading Markets.

(bb)                          None of Parent, Pozen or Tribute or, to Parent’s, Pozen’s or Tribute’s knowledge, any person acting on behalf of Parent, Pozen or Tribute, has offered or sold any of the Securities by any form of “general solicitation” or “general advertising”, as such terms are used in Rule 502(c) of Regulation D under the Securities Act.

(cc)                            Each Credit Party is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Each Credit Party other than Parent has, and as of the Initial Funding Date Parent shall have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for it and designed such disclosure controls and procedures to ensure that information required to be disclosed by it in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Each Credit Party’s other than Parent’s certifying officers have, and as of the Initial Funding Date Parent’s certifying officers shall have evaluated the effectiveness of the its disclosure controls and procedures as of the end of the period covered by its most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Each Credit Party presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Tribute’s or Pozen’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

(dd)                          The charts depicting the pre and post merger organization structure for Parent and its Subsidiaries (“Organization Charts”) and description of the proposed structure steps to effectuate the Transactions (“Transaction Steps”)  provided to Lenders on the Agreement Date are true, complete and accurate descriptions of the post merger organization structure of Parent and its Subsidiaries and the steps required to effectuate the Transactions.

(ee)                            Assuming compliance with (i) that certain Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, as amended on August 19, 2015 and the date hereof (the “Merger Agreement”), by and among the Credit Parties and certain other parties thereto, (ii) that certain Amended and Restated Plan of Arrangement attached as Schedule II to the Merger Agreement (the “Plan of Arrangement”) and (iii) this Agreement, upon issuance of the Parent Convertible Notes, the Parent Convertible Notes will have been duly and validly issued pursuant to an exemption from the registration requirements of the Securities Act as provided by Section 3(a)(10) thereof and will be exempt from the prospectus requirements of applicable Canadian securities laws. The first trade in Parent Convertible Notes and Conversion Shares will be exempt from the prospectus requirements of applicable Canadian securities laws subject to compliance with applicable Canadian securities laws at the time of resale.

Section 3.2                                   Acknowledgment.  Each Credit Party acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Loan Documents and that the Lenders have entered into the Loan Documents on the basis of, and in full reliance on, each of such representations and warranties, each of which shall survive the execution of this Agreement until the Obligations are paid in full and each representation or warranty related to the Conversion Shares shall be deemed to be continuously made at all times until the Obligations are paid in full.

Section 3.3                                   Representations and Warranties of the Lenders.  Each Lender, severally and not jointly, represents and warrants to Borrower and Parent as of the Agreement Date that:

(a)                                 Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b)                                 Each Loan Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes the valid and legally binding obligation of such Lender, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c)                                  Such Lender has full power and authority to make the Loans and to enter into and perform its other obligations under each of the Loan Documents and carry out the other transactions contemplated thereby.

(d)                                 The Tribute Convertible Notes and the Conversion Shares to be issuable thereunder will be acquired for such Lender’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or in a transaction exempted under the Securities Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Securities for any period of time and such Lender reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e)                                  Such Lender can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)                                   Such Lender understands that the Tribute Convertible Notes and the Conversion Shares thereunder are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g)                                  Such Lender is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act and National Instrument 45-106 — Prospectus Exemptions promulgated by the Canadian Securities Administrators.

ARTICLE 4

CONDITIONS OF DISBURSEMENT OF LOANS

Section 4.1                                   Conditions to the Disbursement of Loans.  The obligation of the Lenders to make the Initial Loans shall be subject to the fulfillment of the following conditions:

(a)                                 The Lenders shall have received sufficient copies of each Loan Document originally executed and delivered by each Credit Party and its Subsidiaries party thereto for each Lender;

(b)                                 The Lenders shall have received (i) sufficient copies of each Organization Document executed and delivered by each Credit Party and its Subsidiaries, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Initial Funding Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or other governing body of each Credit Party and its Subsidiaries approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound , certified as of the Initial Funding Date by an authorized officer as being in full force and effect without modification or amendment; (iv) a good standing certificate (or appropriate comparable confirmation in the relevant jurisdiction) from the applicable Governmental Authority of each Credit Party and each of its Subsidiary’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, and (v) such other documents as Lenders may reasonably request;

(c)                                  Each Credit Party and each of its Subsidiaries shall have obtained all Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Arrangement Agreement, Loan Documents and the Equity Agreement and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Lenders.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Arrangement Agreement, Loan Documents or the Equity Agreement or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(d)                                 Lenders shall have received evidence of the compliance by Parent and its Subsidiaries of their obligations under the Security Documents (including,

without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, PPSA financing statements or equivalent foreign filings, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein and a duly executed authorization to pre-file UCC-1 financing statements, PPSA financing statements (or foreign equivalents), together with other documents as may be necessary to perfect the security interests purported to be created by the Security Documents;

(e)                                  Lenders shall have received opinions of counsel with respect to the creation and perfection of the security interests in favor of Lenders in such Collateral and such other matters governed by the laws of each jurisdiction in which Parent or any Subsidiary or any Collateral is located as Lenders may reasonably request, in each case in form and substance reasonably satisfactory to Lenders;

(f)                                   Lenders shall have received a certificate from Parent and each Subsidiary’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to the Security Documents is in full force and effect, together with endorsements naming the Lenders as additional insureds and loss payees thereunder;

(g)                                  Lenders shall have received originally executed copies of the favorable written opinions of counsel for Parent and its Subsidiaries as to such matters as Lenders may reasonably request and otherwise in form and substance reasonably satisfactory to Lenders;

(h)                                 No Default or Event of Default shall have occurred;

(i)                                     All of the representations and warranties set forth in Section 3.1 shall be true and correct as if made on the Initial Funding Date;

(j)                                    Tribute shall have the status of a reporting issuer not in default immediately preceding the issue of the Tribute Convertible Notes and until the time the Plan of Arrangement is effected;

(k)                                 The Disbursement Condition shall have been satisfied;

(l)                                     The Common Shares shall have been listed on the Trading Market;

(m)                             All conditions precedent to the Transactions set forth in the Equity Agreement and Arrangement Agreement shall have been satisfied and the Transactions contemplated thereby shall have been completed other than the filing of the Articles of Arrangement and the Certificate of Merger;

(n)                                 No Material Adverse Effect shall have occurred;

(o)                                 Each of the Employment Agreements shall have been executed and shall be in full force and effect;

(p)                                 The Indebtedness of Tribute to SWK Funding LLC and any other Indebtedness incurred by Tribute shall be repaid in full out of the proceeds of the Initial Loans and Acquisition Loans on or prior to the Initial Funding Date (or shall have been otherwise repaid) and all Liens securing such Indebtedness released;

(q)                           The final organizational structure of the Credit Parties shall be as set forth in the Organization Charts, with such modifications thereto as are consented to by the Required Lenders (such consent not to be unreasonably withheld or delayed) and the Transactions shall have been completed in accordance with the Transaction Steps, with such modifications thereto as are consented to by the Required Lenders (such consent not to be unreasonably withheld or delayed); and

(r)                              No material modifications to the terms of the Arrangement Agreement and Plan of Arrangement attached as Schedule II thereunder, as provided in the Arrangement Agreement as in effect as of the date hereof, shall have occurred.

Section 4.2                                   Condition to the Disbursement of Acquisition Loans.  The obligation of the Lenders to make an Acquisition Loan shall be subject to the fulfillment of the following conditions:

(a)                                 Lenders shall have received an Acquisition Loan Request and a certification by an authorized officer of Parent that the proposed acquisition is a Permitted Acquisition;

(b)                                 Lenders shall have received Acquisition Notes executed by Parent in the aggregate principal amount of the Acquisition Loan;

(c)                                  All conditions precedent to the closing of the Permitted Acquisition shall have been satisfied except for the funding of the purchase price with the proceeds of such Acquisition Loan;

(d)                                 No Default or Event of Default shall have occurred or would be created by such Permitted Acquisition; and

(e)                                  All of the representations and warranties in Section 3.1 shall be true and correct as if made on the date of funding of each such Acquisition Loan.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1                                   Affirmative Covenants.  Unless the Required Lenders shall otherwise agree:

(a)                                 Parent shall and shall cause its Subsidiaries to maintain their existence and qualify and remain qualified to do their business as currently conducted, except for any merger or dissolution of a Subsidiary in accordance with Section 5.2(a) or where the failure to maintain such qualification would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Parent shall and shall cause its Subsidiaries to comply in all material respects with all Applicable Laws.

(c)                                  Parent shall obtain and shall cause its Subsidiaries to make and keep in full force and effect all Authorizations.

(d)                                 Parent shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default and (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against Parent or any of its Subsidiaries concurrently with any public disclosure of any such event, and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any Loan Document.

(e)                                  Each Credit Party will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act (“SEC Reports”).

(f)                                   Parent shall, so long as any of the Convertible Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Convertible Notes, the number of Common Shares issuable upon such conversion (without taking into account any limitations on the conversion of the Notes as set forth therein).

(g)                                  For so long as a Lender owns Notes or Common Shares, upon the request of such Lender, Borrower shall furnish any information reasonably requested by such Lender (and not generally available by reference to Parent’s publicly available SEC filings) to confirm whether or not Borrower is a passive foreign investment company (“PFIC”) under the Code; provided, however, that Parent shall not be obligated to furnish any information that it has not already publicly disclosed.  In addition, for each taxable year of Borrower during any portion of which the Notes are outstanding or any Lender holds Common Shares, Borrower shall make due inquiry of its tax advisors on an annual basis regarding its status as a PFIC and, if Borrower’s tax advisors determine that Borrower became a PFIC for any such taxable year, shall notify each Lender in writing, of the determination that Borrower has become a PFIC for such taxable year by no later than 75 days following the close of such taxable year.  With respect to (a) any taxable year in respect of which Borrower was determined to be a PFIC and (b) each subsequent taxable year during any part of which the Notes are outstanding or any Lender holds Common Shares, the Borrower shall promptly provide each Lender with all information that is required by a United States person holding Common Shares in order to make a valid election to treat the Borrower as a “qualified electing fund” for the purposes of the Code, including a “PFIC Annual Information Statement” as described in

Treasury Regulation section 1.1295-(1)(g)(1) (or any successor Treasury Regulation) and all representations and statements required by such Statement, and will take any other steps necessary to facilitate such election.  The Borrower understands and agrees that time is of the essence in complying with the foregoing deadlines, and that any failure by the Borrower to so comply will be materially adverse to each Lender.  Each Lender shall promptly respond to any written inquiry from the Borrower requesting the Lender to inform the Borrower whether it owns any Common Shares.

(h)                                 In the event that any Person becomes a Subsidiary of Parent, Parent shall (a) concurrently with such Person becoming a Subsidiary cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Security Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are necessary to grant and to perfect a first priority Lien in favor of Lenders in any assets owned by such Person and in all equity interests of Parent in such Subsidiary.

(i)                                     The Parent shall provide, free from preemptive rights, out of the Parent’s authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Convertible Notes held by the Lenders from time to time as such Convertible Notes are presented for conversion (assuming that at the time of computation of such number of Common Shares, all such Convertible Notes would be converted by Lenders into Conversion Shares without regard to any limitation on conversion).

(j)                                    The Parent covenants that it will cause all Common Shares issued upon conversion of the Convertible Notes held by the Lenders to be fully paid and free from all taxes, liens and charges with respect to the issue thereof.

(k)                                 The Parent will cause any Common Shares issuable under the Convertible Notes (whether upon conversion or otherwise) to be listed on whatever stock exchange(s) the Common Shares are listed, on the date a Lender becomes a record holder of such Common Shares.

(l)                                     Upon consummation of the Transactions, the Convertible Notes issuable hereunder by Tribute in substantially the form of Exhibit A-1 (the “Tribute Convertible Notes”) shall, pursuant to the Plan of Arrangement attached as Schedule II to the Arrangement Agreement, automatically and without any action by any parties, be cancelled and deemed exchanged for the Convertible Notes issuable by Parent pursuant to the Plan of Arrangement attached as Schedule II to the Arrangement Agreement, in substantially the form of Exhibit A-2 (the “Parent Convertible Notes”). On the Initial Funding Date, the Parent shall deliver the Parent Convertible Notes to the Lenders. Upon consummation of the Transactions, the obligations of Tribute under this Agreement shall be automatically assumed by Parent without any further action, and the provisions of this Agreement shall be interpreted consistent with such assumption.

(m)                             Notwithstanding anything set forth in the definition of Permitted Acquisition or elsewhere in this Agreement to the contrary, if any notice or information required to be furnished contains material non-public information (any such notice or information, a “Public Notice”), the Borrower, instead of delivering such Public Notice to all the Lenders shall promptly deliver such Public Notice to each Lender that is not a Restricted Lender and promptly notify each Restricted Lender in writing or orally that Borrower desires to deliver to such Restricted Lender a Public Notice.  Within five Business Days of receipt of such notification the Restricted Lender may either (i) refuse the delivery of such Public Notice, in which case Borrower’s obligations with respect to such Public Notice and such Restricted Lender shall be deemed satisfied, or (ii) enter into good faith negotiations with the Parent to agree to the time period within which the Borrower will make the material non-public information contained in such Public Notice publicly available by including such information in a filing with the SEC.  If Borrower and such Restricted Lender agree on such time period, the Borrower shall promptly deliver to such Restricted Lender such Public Notice and shall cause Parent to include the applicable material non-public information in a public filing with the SEC within such agreed to time period.  The failure to agree on such time period will be deemed to satisfy Borrower’s obligations with respect to such Public Notice and such Restricted Lender.

(n)                                 Tribute shall prepare and file a business acquisition report with respect to the acquisition by Tribute of certain pharmaceutical products from Novartis AG announced in the press release of Tribute dated October 2, 2014.

(o)                                 The Credit Parties covenant and agree that the Nijhawan Note (i) shall be repaid in full at or prior to maturity, or (ii) shall be converted into equity in accordance with its terms at or prior to maturity, without extension.

Section 5.2                                   Negative Covenants.  Unless the Required Lenders shall otherwise agree:

(a)                                 Parent shall not and shall not permit any Subsidiary to (i) liquidate, or be wound up provided that a Subsidiary may merge into Parent or any other Subsidiary, or (ii) enter into any merger, consolidation or reorganization, unless (x) Parent or a Subsidiary is the surviving corporation or, (y) subject to Section 5.3 and the terms of the Notes, if the survivor is a Person other than Parent or a Subsidiary, such Person assumes the Obligations of Borrower under this Agreement and the other Loan Documents.  Parent shall not establish any Subsidiary unless such Subsidiary executes and delivers to the Lenders, a Guaranty and the Security Documents in form acceptable to the Lenders and takes all steps necessary to create and perfect a first priority Lien in favor of Lenders on all of its assets and Parent takes all steps necessary to create and perfect a first priority Lien in favor of Lenders in all equity interests in such Subsidiary;

(b)                                 Parent shall not and shall not permit any Subsidiary to (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with an Affiliate (other than a Subsidiary), whereby its income or profits are or might be, shared with another Person (other than a Subsidiary), (ii) enter into any management contract or similar agreement whereby a substantial part of its business is managed by another Person; or (iii) make any cash dividend or distribute, or permit the dividend or distribution of, any of its assets, including its intangibles, to any of its shareholders in such capacity or its Affiliates (other than a Subsidiary) (except for distributions in which Lenders participate pursuant to the provisions of the Notes); provided, however, that Parent or any Subsidiary may enter into Excluded Transactions;

(c)                                  Parent shall not and shall not permit any Subsidiary to (i) create, incur or suffer any Lien upon any of its assets, except Permitted Liens, or (ii) assign, sell, transfer or otherwise dispose of, any Loan Document or its rights and obligations thereunder;

(d)                                 Parent shall not and shall not permit any Subsidiary to create, incur, assume, guarantee or be liable with respect to any Indebtedness, except for Permitted Indebtedness;

(e)                                  Parent shall not and shall not permit any Subsidiary to acquire any assets (i) (other than Permitted Acquisitions (after disregarding, solely for purposes of this Section 5.2(e), the requirements set forth in clause (vii) of the definition of Permitted Acquisition) and (ii) other than assets acquired in the ordinary course of business, directly or indirectly, in one or more related transactions, for a consideration, in cash or other property (valued at its fair market value) not greater than $1,000,000;

(f)                                   Parent shall not and shall not permit any Subsidiary to sell or otherwise transfer the products being developed or sold by Parent or any Subsidiary or any material assets associated therewith, other than in Excluded Transactions; and

(g)                                  Parent shall not issue any equity securities (i) senior to its common shares or (ii) convertible or exercisable for equity securities senior to its common shares.

Section 5.3                                   Major Transaction.  The Borrower shall give the Lenders notice of a Major Transaction at least thirty (30) days prior to the consummation thereof but in any event not later than five (5) business days following the first public announcement thereof.  Each Lender, within the Major Transaction Conversion Period (as defined in the Convertible Notes), in the exercise of its sole discretion, may deliver a notice to the Parent (the “Put Notice”), that either or both of the Parent Convertible Notes and Acquisition Notes shall be due and payable in cash (collectively, the “Major Transaction Payment”).  If any of the Lenders deliver a Put Notice, then simultaneously with consummation of such Major Transaction, the Parent shall make such Major Transaction Payment to each such Lender.  The Parent shall not consummate any Major Transaction without complying with the provisions of this Section 5.3.

Section 5.4                                   General Acceleration Provision upon Events of Default.  If one or more of the events specified in this Section 5.4 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Lenders, by written notice to the Borrower (an “Acceleration Notice”), may declare the principal of, and accrued and unpaid interest on, all of the Notes or any part of any of them (together with any other amounts accrued or payable under the Loan Documents) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a)                                 The Borrower shall have failed to make payment of (i) principal when due, or (ii) interest or any other amounts due under the Notes or any other Obligations within five (5) Business Days of their due date.

(b)                                 (i) Any Credit Party shall have failed to comply with the due observance or performance of any covenant contained in this Agreement (other than the covenant described in (a) above or as otherwise expressly provided in this Section 5.4) or in the other Loan Documents and such default is not remedied by the Borrower or waived by the Lenders within fifteen (15) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Applicable Laws) after the earlier of (A) receipt by any Credit Party of notice from the Lenders of such default, or (B) actual knowledge of any Credit Party of such default.

(c)                                  Any representation or warranty made by any Credit Party or any of its Subsidiaries in any Loan Document shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(d)                                 (i)  Any Credit Party or any of its Subsidiaries shall generally be unable to pay its debts as such debts become due or be deemed to be unable to pay its debts, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) any Credit Party or any of its Subsidiaries shall declare a moratorium on the payment of its debts; (iii) the commencement by any Credit Party or any of its Subsidiaries of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, examinership, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, receiver-manager, liquidator, assignee, trustee, sequestrator, examiner (or other similar official) of all or substantially all of its assets; (iv) the commencement against any Credit Party or any of its Subsidiaries of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, examinership, arrangement, adjustment, or the appointment of an intervenor, receiver, receiver-manager, liquidator, assignee, trustee, sequestrator, examiner (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of forty five (45) days; (v) the making by any Credit Party or any of its Subsidiaries of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e)                                  One or more judgments against any Credit Party or any Subsidiary or attachments against any of their respective property, which in the aggregate exceed $1,000,000 (net of any anticipated insurance proceeds), and such judgment(s) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.

(f)                                   Any Authorization held by any Credit Party or any of its Subsidiaries shall have been suspended, cancelled or revoked, and such suspension, cancellation or revocation would reasonably be expected to have a Material Adverse Effect.

(g)                                  Any Authorization necessary for the execution, delivery or performance of any Loan Document or for the validity or enforceability of any of the Obligations is not given or is withdrawn or ceases to remain in full force or effect.

(h)                                 There is a failure to perform under any agreement to which any Credit Party is a party resulting in the acceleration by a third party of the maturity of any Indebtedness in an amount in excess of $5,000,000.

(i)                                     The validity of any Loan Document shall be contested by any Credit Party or any Subsidiary, or any Applicable Law shall purport to render any material provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Credit Party of the Obligations.

(j)                                    The Common Shares of Parent cease to be listed on the Principal Trading Markets or the Common Shares cease to be registered under Section 12 of the Exchange Act.

(k)                                 The occurrence of a Conversion Failure.

Section 5.5                                   Automatic Acceleration on Dissolution or Bankruptcy.  Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Notes (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.6                                   Recovery of Amounts Due.  If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of any Credit Party to the full extent of all amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1                                   Lender Agreement.  Each of the Lenders agrees that, for a period from the date hereof and ending on the earlier of (i) Closing (as defined in the Arrangement Agreement), (ii) termination of the Arrangement Agreement, and (iii) April 30, 2016, it shall not short the securities of Pozen or Tribute.  In addition, each Lender further agrees that during the ten (10) days immediately preceding the Closing (as defined in the Arrangement Agreement) it shall not trade in the securities of either Pozen or Tribute.

Section 6.2                                   Notices.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party.  The addresses for such communications shall be:

If to Credit Parties:

Aralez Pharmaceuticals Inc.

Suite 6000 - 100 King St. West

Toronto, Ontario M5X 1E2

Attention:  President

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078-2704
Fax:  (973) 520-2573
Email:  Andrew.gilbert@dlapiper.com
Attn:  Andrew Gilbert

With a copy (which shall not constitute notice) to:

Tribute Pharmaceuticals Canada Inc.
151 Steeles Ave. East
Milton, Ontario, Canada  L9T1Y1
Fax:  (519) 434-4382
Email:  rob.harris@tributepharma.com
Attn:  Robert Harris, President and Chief Executive Officer

If to the Lenders:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Fax: (212) 599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Fax:  (212) 940-8776
Email:  mark.fisher@kattenlaw.com
Attn:  Mark I. Fisher, Esq.

Section 6.3                                   Waiver of Notice.  Whenever any notice is required to be given to the Lenders or the Borrower under any of the Loan Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.4                                   Reimbursement of Legal and Other Expenses.  If any amount owing to the Lenders under any Loan Document shall be collected through enforcement of this Agreement, any Loan Document or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Loan Document) all reasonable and documented external attorneys’ and other fees and out-of-pocket expenses incurred in respect of such collection.

Section 6.5                                   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.

Section 6.6                                   Successors and Assigns.  This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that (a) a Credit Party may not assign or otherwise transfer all or any part of its rights under the Loan Documents without the prior written consent of the Required Lenders, and (b) a Lender may assign its Notes upon three (3) days prior notice to Borrower.  Upon a Lender’s assignment of a Note such Lender shall provide notice of the transfer to Borrower for recordation in the Register pursuant to Section 1.4.  Upon receipt of a notice of a transfer of an interest in a Note, Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender hereunder.  Upon consummation of the Transactions, Tribute shall be deemed to have assigned its rights and obligations under this Agreement and the other Loan Documents to Parent and Parent shall be deemed to have assumed all of the rights and obligations of Tribute under this Agreement and the other Loan Documents.

Section 6.7                                   Entire Agreement.  The Loan Documents and the Equity Agreement contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.  The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.8                                   Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.9                                   Counterparts.  This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies and facsimile copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.10                            Survival.

(a)                                 This Agreement and all agreements, representations and warranties made in the Loan Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Loan Documents shall have been fully paid in accordance with the provisions thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loans, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Loans were made.

(b)                                 The obligations of the Borrower under Sections 1.4 and 2.6 and the obligations of the Borrower and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, or the termination of this Agreement or any provision hereof.

(c)                                  Notwithstanding anything in this Agreement to the contrary, in the event that the Arrangement Agreement is terminated prior to completion of the transactions contemplated thereby, Tribute shall be released from all of its obligations under this Agreement and this Agreement shall terminate as to Tribute.

Section 6.11                            No Waiver.  Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision.  No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default.  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.12                            Indemnity.

(a)                                 Each Credit Party (excluding Tribute prior to the closing of the transactions contemplated by the Arrangement Agreement) shall, at all times, indemnify and hold each Lender harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Loan Documents, the extension of credit hereunder or the Loans or the use or intended use of the Loans, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”).  The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person.  The Indemnity is independent of and in addition to any other agreement of any Credit Party under any Loan Document to pay any amount to the Lenders, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. This Section 6.12 shall not apply with respect to Taxes (which are governed by Section 2.6) other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b)                                 Promptly after receipt by an Indemnified Person under this Section 6.12 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 6.12, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof with counsel mutually satisfactory to Borrower and the Indemnified Person, as the case may be.

(c)                                  An Indemnified Person shall have the right to retain its own counsel with the documented reasonable fees and out-of-pocket expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding.  Credit Parties shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve Credit Parties of any liability to the Indemnified Person under this Section 6.12, except to the extent that Credit Parties are actually prejudiced in its ability to defend such action.  The indemnification required by this Section 6.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

Section 6.13                            No Usury.  The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law.  If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loans, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loans, such deemed excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the deemed rate of interest on account of the Loans is uniform throughout the term thereof.  Except as set forth in Section 2.10, the terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.14                            Several Obligations.  The obligations of the Lenders under the Loan Documents shall be several and not joint.

Section 6.15                            Further Assurances.  Each Credit Party covenants and agrees to take all necessary action to consummate the transactions contemplated by this Agreement and to fulfill all requirements to the Initial Loans set forth in Section 4.1, including the execution and delivery of the Convertible Notes, contemporaneous with the closing of the Transactions.  From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or as requested by the Lenders to carry out the purposes of any Loan Document or any or to preserve and protect the Lenders’ rights as contemplated therein.

Section 6.16                            Judgment Currency.  To the extent permitted by applicable law, the obligations of any Credit Party in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Lenders may purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender receives the payment.  If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, the Credit Parties shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall.  Any obligation of a Credit Party not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section 6.16, continue in full force and effect.

Section 6.17                            Amendment and Restatement; Costs of Amendment and Restatement.  This Agreement is an amendment and restatement of and is in substitution and replacement for the Original Facility Agreement.  The costs and expenses of the Amended and Restated Facility Agreement, dated as of October 29, 2015 and this Agreement, including all costs incurred by the Lenders in connection therewith and herewith, shall be joint and several obligations of the Credit Parties (excluding Tribute prior to the closing of the transactions contemplated by the Arrangement Agreement) and shall be in addition to the obligation of the Credit Parties pursuant to Section 2.7.  The provisions of this Section 6.17 are without prejudice to the obligations of the Credit Parties under Section 2.6.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lenders and the Credit Parties have caused this Agreement to be duly executed as of the date first written above.

CREDIT PARTIES:

ARALEZ PHARMACEUTICALS INC.

By:	/s/ Andrew Koven
Name: Andrew Koven
Title: President

POZEN INC.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: Chief Executive Officer

TRIBUTE PHARMACEUTICALS CANADA INC.

By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By: Deerfield Mgmt III, L.P., General Partner
By: J.E. Flynn Capital III, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

SCHEDULE 1

LENDER	ALLOCATION OF LOANS, PREPAYMENTS*
Deerfield Private Design Fund III, L.P.	50%
Deerfield International Master Fund, L.P.	28%
Deerfield Partners, L.P.	22%

*  Lenders may, from time to time reallocate the percentages among themselves without the consent of Credit Parties.

Exhibit A-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.

THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [  , 2016] [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CONVERTIBLE NOTE ISSUANCE DATE].  WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE].”

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: , 2016	Principal: U.S. $

FOR VALUE RECEIVED, TRIBUTE PHARMACEUTICALS CANADA INC., a corporation formed under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to [ ], or its registered assigns (the “Holder”) the principal amount of                        ($        ) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Second Amended and Restated Facility Agreement, dated as of December 7, 2015, by and among the Company, the Lenders party thereto and the other parties thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. This

Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Facility Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

This Note is subject to mandatory prepayment on the terms specified in the Facility Agreement. Except as expressly provided in the Facility Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the sixth anniversary of the Issuance Date. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1.                                      Definitions.

(a)                                 Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i)                                     “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)                                  “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but for the avoidance of doubt, excluding any debt securities convertible into such stock.

(iii)                               “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote, in the election of directors of such person or (b) if such Person is not a corporation, to vote or otherwise participate in the election of the governing body, partners, managers or others that will control the management or policies of such person.

(iv)                              “Common Shares” means the common shares of the Company.

(v)                                 “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(vi)                              “Conversion Price” means, as of any Conversion Date or other date of determination, $[    ](1) per Share, subject to adjustment as provided herein and subject to appropriate adjustment to reflect any subdivision of outstanding Common Shares (by any stock split, share or stock dividend, recapitalization or otherwise) or combination of outstanding Common Shares (by consolidation, combination, reverse stock split or otherwise), repayment or reduction of capital or other event giving rise to an adjustment of the nominal amount of such Common Shares hereafter.

(vii)                           “Dollars” or “$” means United States Dollars.

(viii)                        “Eligible Market” means the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Alternext, the Toronto Stock Exchange, or the Nasdaq Capital Market.

(ix)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)                                 “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xi)                              “Issuance Date” means      , 2016, regardless of any exchange or replacement hereof.

(xii)                           “Major Transaction” means any of the following events:

(A)                               a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Shares immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold at least 50% of the Common Shares or (b) no longer have the ability to elect at least 50% of the members of the board of directors of the Company or (2) as a result of which Common Shares shall be converted into or re-designated as (or the Common Shares become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the

(1)  Conversion Price shall equal a 32.5% premium over the product of the Pozen Purchase Price multiplied by .1455.  The “Pozen Purchase Price” shall be equal to the lesser of (i) $7.20, and (ii) a five percent (5%) discount off the five (5) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the five (5) trading days immediately preceding the date of Closing (as defined in the Merger Agreement), not to be less than $6.25. In the event any of Pozen, Tribute or Aralez announce a material event, whether by press release or the filing of a Form 8-K (other than results of any shareholder meeting) during the ten (10) day period immediately preceding Closing, then clause (ii) above shall be revised to read: “(ii) a five percent (5%) discount off the two (2) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the two (2) trading days immediately preceding the date of Closing, not to be less than $6.25.”

Company or another entity (other than to the extent the Common Shares are changed or exchanged solely to reflect a change in the Company’s jurisdiction of incorporation); or

(B)                               the sale or transfer (other than to a wholly owned subsidiary of the Company) of (i) all or substantially all of the assets of the Company or (ii) assets of the Company for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding Common Shares on the date the Company delivers the Major Transaction Notice (as defined below in Section 3(b)) multiplied by (y) the per share closing price of the Common Shares on such date plus (II) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) less (III) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; or

(C)                               a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

provided, however, that a transaction or transactions described above shall not constitute a Major Transaction, if at least 90% of the consideration received or to be received by the holders of Common Shares, excluding cash payments for fractional shares, in connection with such transaction or transactions, consists of freely tradable, unrestricted common shares, ordinary shares or ADRs (“Equity Shares”) of a Qualified Issuer (as defined below) that are listed on an Eligible Market or will be so listed when issued or exchanged in connection with such transaction or transactions and if as a result of such transaction or transactions the obligations of the Company under the Notes and the Facility Agreement are assumed by such Qualified Issuer, and such notes thereafter become convertible at any time and from time to time, pursuant to the terms hereof, into such Equity Shares, including with such appropriate revisions to the Conversion Price and to Schedule I hereto to reflect the conversion ratio to be received by holders of Common Shares in such transaction as shall be reasonably satisfactory to the Holder. An issuer is a Qualified Issuer if, as of the 5th Trading Date prior to the announcement of the foregoing transaction (1) its Market Cap (as defined below) is at least $5 billion and (2) the rating assigned to its long term debt by S&P is at least “A” or its debt has an equivalent rating on Moody’s or a comparable rating agency. Market Cap shall mean the product of the number of outstanding Equity Securities and the Volume Weighted Average Price of such securities, both determined as of the foregoing 5th Trading Day.

(xiii)                        “Major Transaction Company Shares” shall have the meaning set forth in Section 3(a) hereof.

(xiv)                       “Major Transaction Conversion Period” means the period beginning upon receipt by the Holder of a Major Transaction Notice (as defined below) and ending (1) in the case of a Successor Major Transaction (as defined below), five (5) Trading

Days prior to consummation of the Major Transaction and (2) in the case of a Company Share Major Transaction (as defined below), any time until the later of (x) the six (6) year anniversary of the Funding Date and (y) the one-year anniversary of the applicable Company Share Major Transaction.

(xv)                          “Maturity Date” means the sixth anniversary of the Issuance Date, subject to the terms specified in the Facility Agreement.

(xvi)                       “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or a political subdivision thereof.

(xvii)                    “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xviii)                 “Principal Market” means the Eligible Market on which the Common Shares are primarily listed on and quoted for trading, which as of the Issuance Date, shall be the NASDAQ Stock Market LLC.

(xix)                       “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares (as defined below), (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statements (as defined in the Registration Rights Agreement) that are required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares, or fails to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statements required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement registering Conversion Shares on or before the Additional Filing Deadline or fails to use its best efforts to cause such new Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement registering Conversion Shares, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement registering Conversion Shares within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective within forty-five (45) days of the applicable Registration Trigger Date, (E) any Registration Statement required to be filed under the Registration Rights Agreement registering Conversion Shares, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of any Conversion Shares constituting Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Conversion Shares or amended

Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), and (F) the Company fails to provide a commercially reasonable written response to any comments to the foregoing Registration Statements submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company.

(xx)                          “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 8, 2015, as amended and restated on October 29, 2015 and December 7, 2015, among the Company and the Lenders party to the Facility Agreement.

(xxi)                       “Required Note Holders” means Holders of at least 50.1% of the aggregate principal amount of the Notes outstanding.

(xxii)                    “SEC” means the Securities and Exchange Commission.

(xxiii)                 “Securities Act” means the Securities Act of 1933, as amended.

(xxiv)                “Shares” means Common Shares.

(xxv)                   “Successor Entity” means any Person purchasing the Company’s assets or Common Shares in a Major Transaction, or any successor entity resulting from such Major Transaction.

(xxvi)                “Trading Day” means any day on which the Common Shares are traded for any period on the Principal Market.

(xxvii)             “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the Principal Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Note Holders and the Company (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Notes being converted for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.

2.                                      Conversion Rights. This Note may be converted into Shares on the terms and conditions set forth in this Section 2 and, where applicable, Section 3.

(a)                                 Conversion at Option of the Holder. On or after the date hereof, the Holder shall be entitled to convert all or any part of the Principal into, and the Company shall issue, fully paid Shares, ranking pari passu with the fully paid Shares then in issue (the “Conversion Shares”) in accordance with this Section 2 and, if applicable, Section 3, at the Conversion Rate (as defined in Section 2(b)); provided that the Company will not be required to issue Conversion Shares with respect to a Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under this Note. The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up). Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note or otherwise issue any Common Shares pursuant hereto or the Facility Agreement to the extent that, upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of Common Shares then issued (excluding treasury shares) (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent that Common Shares are deemed to constitute an “equity securities” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding.

(b)                                 Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

The Conversion Rate shall be subject to adjustment in connection with a Major Transaction Conversion (as defined below) in accordance with and subject to the provisions of Section 3 hereof.

(c)                                  Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)                                     Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A or, in the case of a Major Transaction Conversion for Major Transaction Company Shares (as defined below), a Major Transaction Conversion Notice (such applicable notice, the “Conversion Notice”) to the Company (Attention: [          ,                   , Fax: (   )    -    , Email:           @        .com)], and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii)                                  Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Trading Day following the date of receipt or deemed receipt by the Company of such Conversion Notice or, in the case of Major Transaction Company Shares, within the period provided in Section 3(d) (the “Share Delivery Date”); (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a share or stock certificate (as the case may be), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is submitted for conversion, and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note. This Note and the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares if the Unrestricted Conditions (as defined below) are met.

(iii)                               Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile or electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile or electronic mail (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Notwithstanding anything herein to the contrary, any such final determination in respect of a dispute in connection with a Major Transaction in which the Company is not the surviving parent entity, shall be made prior to consummation of such Major Transaction.

(iv)                              Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery of the Conversion Notice via facsimile, electronic mail or otherwise in accordance with the terms hereof.

(v)                                 Company’s Failure to Timely Convert.

(A)                               Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile or electronic mail copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares (free of any restrictive legend if the Unrestricted Conditions (as defined below) are met) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, then in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the Share Delivery Date such conversion is not timely effected in an amount equal to one and one-half percent (1.5%) of, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of an Common Share on the Share Delivery Date (such product is referred to herein as the “Share Product Amount. Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement), 105% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the

Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(B)                               Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the fifteenth (15th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C)                               Event of Default. A Conversion Failure shall constitute an Event of Default under the Facility Agreement and entitle the Lenders to all payments and remedies provided under the Facility Agreement upon the occurrence of an Event of Default.

(vi)                              Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)                                 Taxes. The Company shall pay any and all Other Taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note. For greater certainty, the provisions of Section 2.6 of the Facility Agreement shall apply with respect to any and all Taxes with respect to payments by the Company (or any other applicable Credit Party) hereunder, including with respect to the delivery of Conversion Shares upon the conversion of this Note.

(e)                                  Legends.

(i)                                     Restrictive Legend. The Holder understands that until such time as this Note or the Conversion Shares have been registered under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Note and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

The Holder understands that this Note and the Conversion Shares, as applicable, shall bear a restrictive legend in substantially the following form pursuant to applicable Canadian securities laws (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [  , 2016] [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CONVERTIBLE NOTE ISSUANCE DATE]. WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE].”

(ii)                                  Removal of Restrictive Legends. This Note and the certificates evidencing the Conversion Shares (including any Major Transaction Company Shares), as applicable, shall not contain any United States legend restricting the transfer thereof (including the United States legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of the Conversion Shares is effective under the Securities Act, or (B) following any sale of such Note and/or Conversion Shares pursuant to Rule 144, or (C) if such Note or Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1), (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions have been satisfied, if required by the Company’s transfer agent to effect the issuance of this Note or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions are met at the time of issuance of any of the Conversion Shares, then such Conversion Shares shall be issued free of all United States legends. The Company agrees that following the Effective Date or at such time as any of the Unrestricted Conditions are met or such United States legend is otherwise no longer required under this Section 2(e), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Note and a certificate representing Conversion Shares, as applicable, issued with a restrictive United States legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Note and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other United States legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC. The Canadian law securities legend shall be removed promptly following         , 2016. [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE ISSUANCE DATE]

(iii)                               Sale of Unlegended Shares. Holder agrees that the removal of the restrictive United States legend from this Note and any certificates representing securities as set forth in Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell this Note or any Conversion Shares, as applicable, pursuant to either the registration requirements of the Securities Act and applicable state securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)                                   Dividend, Subdivision, Combination or Reclassification. If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares), other than a dividend for which the Holder would be entitled to participate pursuant to Section 6, (B) subdivide the outstanding Common Shares into a larger number of Common Shares, (C) consolidate or combine the outstanding Common Shares into a smaller number of shares of its Common Shares or (D) issue any shares of its Capital Stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (E) repay or reduce its capital or otherwise adjust the nominal value of its Shares, then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of its Capital Stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares) is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 2 from and after such record date).

3.                                      Rights Upon Major Transaction. Notwithstanding anything herein to the contrary, the provisions of this Section 3 shall not apply prior to the issuance of the Parent Convertible Notes (as defined in the Facility Agreement). In the event that a Major Transaction occurs, then the Holder, at its option, may (i) require the Company to repay all or a portion of the principal amount outstanding on the Holder’s Notes plus all accrued and unpaid Interest thereon, in accordance with Section 5.3 of the Facility Agreement or (ii) convert all or a portion of the principal amount outstanding in accordance with the provisions of this Section 3 (a “Major Transaction Conversion”) and cause the Company to pay to the Holder all accrued and unpaid Interest under this Note. The Holder shall have the right to waive its rights under this Section 3 with respect to such Major Transaction.

(a)                                 Major Transaction Conversion. In the event that a Major Transaction occurs, then (1) in the case of a transaction covered by the provisions of clause (A) of the definition of “Major Transaction”, in which the Common Shares of the Company are converted into the right to receive cash, securities of another entity and/or other assets (a “Successor Major Transaction”), the Holder, at its option, may convert, in whole or in part, the outstanding principal amount under this Note into the right to receive upon consummation of the Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that the Holder would have received had such Holder converted the Major Transaction Conversion Amount (as defined below) into Base Conversion Shares and Additional Conversion Shares (as defined below and without regard to the 9.985% Cap) immediately prior to the consummation of such Major Transaction (the “Successor Consideration”) and (2) in the case of any other Major Transactions not covered under clause (1) above (a “Company Share Major Transaction”), the Holder shall have the right to convert, in whole or in part, and from time to time, the outstanding principal amount under this Note into Base Conversion Shares and Additional Conversion Shares (“Major Transaction Company Shares”).

(b)                                 Base Conversion Shares and Additional Conversion Shares. Notwithstanding anything herein to the contrary, with respect to any conversion or deemed conversion effected in connection with a Major Transaction pursuant to this Section 3, the aggregate total number of Major Transaction Company Shares into which all or any portion of the principal amount of this Note may be converted or, the aggregate number of conversion shares to be used for calculating the Successor Consideration, as applicable, shall be calculated to be the sum of (a) the number of Common Shares into which the principal amount of this Note then being converted would otherwise be converted as calculated under Section 2 hereof (such number of shares, the “Base Conversion Shares”), plus (b) the number of Common Shares equal to the product of (x) the Additional Share Coefficient (as such term is defined and determined for each $1,000 of principal amount of this Note on Schedule I attached hereto and made a part hereof) for such Major Transaction and (y) a fraction the numerator of which is the amount of the principal amount of this Note then being converted and the denominator of which is $1,000 (such number of Common Shares calculated in accordance with this clause (b), the “Additional Conversion Shares”).

(c)                                  Notice; Major Transaction Conversion Election. At least thirty (30) days prior to the consummation of any Major Transaction (other than a transaction described in clause (C) of the definition of “Major Transaction”), but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via (i) facsimile or electronic mail and (ii) overnight courier to the Holder (a “Major Transaction Notice”). At any time during the Major Transaction Conversion Period, the Holder may elect to effect a Major Transaction Conversion by delivering written notice thereof (“Major Transaction Conversion Notice”) to the Company, which Major Transaction Conversion Notice shall indicate the portion of the Note (the “Major Transaction Conversion Amount”), calculated with reference to the principal amount outstanding that the Holder is electing to treat as a Major Transaction Conversion. For the avoidance of doubt, the Holder shall be permitted to make successive conversions and send successive Major Transaction Conversion Notices in respect of a Company Share Major Transaction from time to time at any time during the Major Transaction Conversion Period; provided that the Company will not be required to issue Conversion Shares with respect to a Major Transaction Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under the Note.

(d)                                 Settlement of Major Transaction Conversion. Following the receipt of a Major Transaction Conversion Notice from the Holder, the Company shall not effect a Successor Major Transaction that is being treated as a Major Transaction Conversion unless at the time of the execution of the definitive documentation relating to such Major Transaction it obtains the written agreement of the Successor Entity that payment or issuance of the Successor Consideration plus accrued and unpaid interest through the date of payment, shall be made to the Holder prior to consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to consummation of such Major Transaction. Concurrently upon closing of such Successor Major Transaction, the Company shall pay or issue, as the case may be, or shall instruct any escrow agent for the transaction to pay or issue, and will cause the Successor Entity to issue and/or pay, the applicable Successor Consideration, plus accrued and unpaid interest through the date of payment. Any Major Transaction Company Shares issuable in respect of a Company Share Major Transaction shall be issued to the Holder within three (3) Trading Days following the date of each Major Transaction Conversion Notice.

(e)                                  Damages. Following the receipt of a Major Transaction Conversion Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without obtaining the written agreement of the Successor Entity described in subsection (d) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Consideration is satisfied to the Holder in full.

Notwithstanding anything to the contrary contained herein and without derogating any obligations or rights herein, until the Holder receives its appropriate payment or securities, plus any accrued and unpaid interest under this Note, in accordance with the provisions of this Section 3, this Note may be converted, in whole or in part, by the Holder into Shares, or in the event that such payments and/or shares have not been delivered prior to the consummation of the Successor Major Transaction in which the Company is not the surviving parent entity, Common Shares (or their equivalent) of the Successor Entity at an appropriate conversion price based upon the prevailing Conversion Rate (as adjusted hereunder) at the time of such Major Transaction and price per share or conversion ratio received by holders of Common Shares in the Major Transaction.

4.                                      Registration Failures. Upon any Registration Failure, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Registration Rights Agreement and this Note, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to one and one-half percent (1.5%) of such Holder’s original principal amount of this Note on the date of such Registration Failure. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Conversion Shares may be sold without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). All such payments that accrue under this Section 4 shall be payable no later than five (5) business days following such date of accrual.

5.                                      Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until delivery of the Conversion Notice relating to the conversion of this Note upon which such Conversion Shares are issuable.

6.                                      Participation. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Shares to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance)

and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares.

7.                                      Certain Provisions Related to Common Shares Issued Hereunder.

(a)                                 Sufficient Common Shares.  The Company shall provide, free from preemptive rights, out of the Company’s authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes held by the Holder from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Common Shares, all such Notes would be converted by the Holder into Conversion Shares (without regard to the 9.985% Cap)).

(b)                                 Fully-Paid.  The Company covenants that all Common Shares issued upon conversion of Notes held by the Holder will be fully paid by the Company and free from all taxes, liens and charges with respect to the issue thereof.

8.                                      Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Required Note Holders.

9.                                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.                               Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

11.                               Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.                               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Facility Agreement.

13.                               Restrictions on Transfer.

(a)                                 Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b)                                 Assignment. Subject to Section 13(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part. Other than in respect of the exchange of this Note for the Parent Convertible Note, Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee. The Company shall effect the assignment within five (5) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

14.                               Obligations of the Company. For so long as any conversion rights under this Note remain capable of being exercised, the Company will (a) keep available for issue out of its authorized but unissued shares capital free from pre-emptive rights such number of Common Shares as would enable the Conversion Shares to be issued in full, and (b) will not, without the consent of the Holder, make any alteration to its articles of association which could have a material adverse effect on the rights attaching to the Common Shares or the rights of the Holder.

15.                               Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

16.                               Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.                               Registered Note. In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Company and the re-issuance of this Note to the transferee, or the Company’s issuance to the Holder of a new note in the same form as this Note but with the transferee denoted as the Holder, or (ii) the recording of the identity of the transferee by the Affiliate of the Holder that is maintaining a record ownership register of this Note as a non-fiduciary agent of, and on behalf of, the Company for the tax purposes set forth herein. Such Affiliate in its capacity as such agent shall notify the Company in writing immediately upon any change in such identity. Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Holder in accordance with this Note, the Company shall deem and treat the Holder as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

18.                               Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

19.                               Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware and without prejudice to the applicability of the laws of the Province of British Columbia, Canada or Ontario, Canada, as the case may be and, in either case, under the federal laws of Canada applicable thereunder, to the issuance of Shares pursuant to the Note. The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Wilmington, Delaware, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum and (d) hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.5 of the Facility Agreement. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO

ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

20.                               Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

21.                               Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, electronic mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, electronic mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

GIVEN UNDER THE COMMON SEAL OF TRIBUTE PHARMACEUTICALS CANADA INC.

[Title]

[Title]

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of Tribute Pharmaceuticals Canada Inc., a corporation formed under the laws of the Province of Ontario, Canada (the “Company”), in the original principal amount of $[          ]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares (the “C Shares”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

Please issue Common Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

E-mail Address:

Authorization:

By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

Exhibit B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $           from Tribute Pharmaceuticals Canada Inc., a corporation formed under the laws of the Province of Ontario, Canada, evidenced by the attached Note and does hereby irrevocably constitute and appoint            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF OPINION

          , 20

[           ]

Re:        Tribute Pharmaceuticals Canada Inc.

Dear Sir:

[           ] (“[          ]”) intends to transfer its Senior Secured Convertible Note in the principal amount of $        (the “Note”) of the Company to            (“        ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by         to        may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to         contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Schedule 1

The “Additional Share Coefficient” shall mean the number of additional Common Shares issuable per $1,000 of principal amount of the Note upon a Major Transaction and shall be the additional share number set forth on the chart with respect to the “Share Price Result” on the “y” axis and the corresponding “Remaining Note Life” on the “x” axis; provided, however, that to the extent the actual Share Price Result (as defined below) falls between two data points on the “y” axis and/or the actual date of the Major Transaction falls between two data points on the “x” axis, the “Additional Share Coefficient” shall be determined by calculating the arithmetic mean between (i) the result obtained for the Share Price Result based on the linear interpolation between the additional share numbers corresponding to the two Share Price Result data points and (ii) the result obtained for the Remaining Note Life based on the linear interpolation between the two additional share numbers corresponding to the two Remaining Note Life data points; and provided further, however, that in the event of any adjustment to the Conversion Price pursuant to Section 2 of this Note, the numbers of additional Common Shares issuable per $1,000 of principal amount of this Note as set forth in the chart below shall be deemed adjusted pro rata with any adjustment resulting from the adjustment to the Conversion Price that would be made to the number of Common Shares then convertible with respect to $1,000 of principal amount of this Note as calculated under Section 2 of this Note. For purposes of the chart below, the “Share Price Result” shall be the greater of: (i) the last sales price of Common Shares on NASDAQ, or, if that is not the principal trading market for Common Shares, such principal market on which Common Shares are traded or listed (the “Closing Market Price”) immediately prior to the consummation of the Major Transaction or (ii) in the case of a Major Transaction in which holders of Common Shares receive solely cash consideration in connection with such major Transaction, the cash amount payable per share of Common Stock in such Major Transaction. If the actual Share Price Result is greater than $60 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), or if the actual Shares Price Result is less than $5.00 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), then the Additional Share Coefficient shall be equal to the amount applicable to $60 and $5, respectively.

Additional Shares per $1,000 Principal ($6.25 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	54.206	47.964	40.827	32.537	22.693	10.685	0
	10.00	52.732	48.104	42.735	36.361	28.489	17.944	0
	15.00	29.625	26.126	22.127	17.493	12.024	5.490	0
	20.00	19.423	16.679	13.606	10.158	6.321	2.329	0
	25.00	13.916	11.699	9.267	6.625	3.848	1.295	0
	30.00	10.570	8.735	6.762	4.681	2.605	0.877	0
	35.00	8.367	6.820	5.185	3.509	1.910	0.672	0
	40.00	6.832	5.506	4.129	2.752	1.487	0.555	0
	45.00	5.715	4.564	3.387	2.235	1.211	0.478	0
	50.00	4.874	3.864	2.845	1.868	1.021	0.423	0
	55.00	4.223	3.328	2.437	1.596	0.884	0.381	0
	60.00	3.707	2.908	2.121	1.390	0.781	0.347	0

Additional Shares per $1,000 Principal ($7.20 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	43.591	37.992	31.651	24.393	16.004	6.420	0
	10.00	55.660	51.310	46.257	40.244	32.787	22.678	0
	15.00	31.532	28.154	24.266	19.710	14.218	7.302	0
	20.00	20.776	18.080	15.027	11.541	7.539	3.061	0
	25.00	14.932	12.723	10.268	7.542	4.570	1.612	0
	30.00	11.361	9.514	7.496	5.319	3.056	1.022	0
	35.00	9.001	7.430	5.743	3.968	2.203	0.743	0
	40.00	7.351	5.996	4.563	3.091	1.684	0.591	0
	45.00	6.148	4.965	3.732	2.493	1.348	0.497	0
	50.00	5.240	4.196	3.124	2.067	1.118	0.433	0
	55.00	4.536	3.608	2.665	1.753	0.954	0.387	0
	60.00	3.978	3.146	2.310	1.515	0.832	0.351	0

[Schedules to be revised to reflect a Pozen Purchase Price between $6.25 and $7.20 in a manner consistent with the methodology applied in preparing the foregoing schedules]

Exhibit A-2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.

THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: , 2016	Principal: U.S. $

FOR VALUE RECEIVED, ARALEZ PHARMACEUTICALS INC., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”), hereby promises to pay to [ ], or its registered assigns (the “Holder”) the principal amount of                        ($        ) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Second Amended and Restated Facility Agreement, dated as of December 7, 2015, by and among the Company, the Lenders party thereto and the other parties thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Facility Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

This Note is subject to mandatory prepayment on the terms specified in the Facility Agreement. Except as expressly provided in the Facility Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the sixth anniversary of the Issuance Date. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

Notwithstanding anything herein to the contrary, from and after the closing of the transactions contemplated by the Arrangement Agreement, all references to the Company shall be deemed references to Aralez Pharmaceuticals Inc., a British Columbia corporation (the “Parent”), and that all references to “Common Shares” shall be deemed references to the common shares of the Parent.

1.                                      Definitions.

(a)                                 Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i)                                     “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)                                  “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but for the avoidance of doubt, excluding any debt securities convertible into such stock.

(iii)                               “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote, in the election of directors of such person or (b) if such Person is not a corporation, to vote or otherwise participate in the election of the governing body, partners, managers or others that will control the management or policies of such person.

(iv)                              “Common Shares” means the common shares of the Company.

(v)                                 “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(vi)                              “Conversion Price” means, as of any Conversion Date or other date of determination, $[    ](2) per Share, subject to adjustment as provided herein and subject to appropriate adjustment to reflect any subdivision of outstanding Common Shares (by any stock split, share or stock dividend, recapitalization or otherwise) or combination of outstanding Common Shares (by consolidation, combination, reverse stock split or otherwise), repayment or reduction of capital or other event giving rise to an adjustment of the nominal amount of such Common Shares hereafter.

(vii)                           “Dollars” or “$” means United States Dollars.

(viii)                        “Eligible Market” means the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Alternext, the Toronto Stock Exchange, or the Nasdaq Capital Market.

(ix)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)                                 “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xi)                              “Issuance Date” means      , 2016, regardless of any exchange or replacement hereof.

(xii)                           “Major Transaction” means any of the following events:

(A)                               a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Shares immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold at least 50% of the Common Shares or (b) no longer have the ability to elect at least 50% of the members of the board of directors of the Company or (2) as a result of which Common Shares shall be converted into or re-designated as (or the Common Shares become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (other than to the extent the Common Shares are changed or exchanged solely to reflect a change in the Company’s jurisdiction of incorporation); or

(2)  Conversion Price shall equal a 32.5% premium over the Pozen Purchase Price.  The “Pozen Purchase Price” shall be equal to the lesser of (i) $7.20, and (ii) a five percent (5%) discount off the five (5) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the five (5) trading days immediately preceding the date of Closing (as defined in the Merger Agreement), not to be less than $6.25. In the event any of Pozen, Tribute or Aralez announce a material event, whether by press release or filing of a Form 8-K (other than results of any shareholder meeting) during the ten (10) day period immediately preceding Closing, then clause (ii) above shall be revised to read: “(ii) a five percent (5%) discount off the two (2) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the two (2) trading days immediately preceding the date of Closing, not to be less than $6.25.”

(B)                               the sale or transfer (other than to a wholly owned subsidiary of the Company) of (i) all or substantially all of the assets of the Company or (ii) assets of the Company for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding Common Shares on the date the Company delivers the Major Transaction Notice (as defined below in Section 3(b)) multiplied by (y) the per share closing price of the Common Shares on such date plus (II) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) less (III) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; or

(C)                               a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

provided, however, that a transaction or transactions described above shall not constitute a Major Transaction, if at least 90% of the consideration received or to be received by the holders of Common Shares, excluding cash payments for fractional shares, in connection with such transaction or transactions, consists of freely tradable, unrestricted common shares, ordinary shares or ADRs (“Equity Shares”) of a Qualified Issuer (as defined below) that are listed on an Eligible Market or will be so listed when issued or exchanged in connection with such transaction or transactions and if as a result of such transaction or transactions the obligations of the Company under the Notes and the Facility Agreement are assumed by such Qualified Issuer, and such notes thereafter become convertible at any time and from time to time, pursuant to the terms hereof, into such Equity Shares, including with such appropriate revisions to the Conversion Price and to Schedule I hereto to reflect the conversion ratio to be received by holders of Common Shares in such transaction as shall be reasonably satisfactory to the Holder. An issuer is a Qualified Issuer if, as of the 5th Trading Date prior to the announcement of the foregoing transaction (1) its Market Cap (as defined below) is at least $5 billion and (2) the rating assigned to its long term debt by S&P is at least “A” or its debt has an equivalent rating on Moody’s or a comparable rating agency. Market Cap shall mean the product of the number of outstanding Equity Securities and the Volume Weighted Average Price of such securities, both determined as of the foregoing 5th Trading Day.

(xiii)                        “Major Transaction Company Shares” shall have the meaning set forth in Section 3(a) hereof.

(xiv)                       “Major Transaction Conversion Period” means the period beginning upon receipt by the Holder of a Major Transaction Notice (as defined below) and ending (1) in the case of a Successor Major Transaction (as defined below), five (5) Trading Days prior to consummation of the Major Transaction and (2) in the case of a Company Share Major Transaction (as defined below), any time until the later of (x) the six (6) year anniversary of the Funding Date and (y) the one-year anniversary of the applicable Company Share Major Transaction.

(xv)                          “Maturity Date” means the sixth anniversary of the Issuance Date, subject to the terms specified in the Facility Agreement.

(xvi)                       “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or a political subdivision thereof.

(xvii)                    “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xviii)                 “Principal Market” means the Eligible Market on which the Common Shares are primarily listed on and quoted for trading, which as of the Issuance Date, shall be the NASDAQ Stock Market LLC.

(xix)                       “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares (as defined below), (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statements (as defined in the Registration Rights Agreement) that are required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares, or fails to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statements required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement registering Conversion Shares on or before the Additional Filing Deadline or fails to use its best efforts to cause such new Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement registering Conversion Shares, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement registering Conversion Shares within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective within forty-five (45) days of the applicable Registration Trigger Date, (E) any Registration Statement required to be filed under the Registration Rights Agreement registering Conversion Shares, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of any Conversion Shares constituting Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Conversion Shares or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), and (F) the Company fails to provide a commercially reasonable written response to any comments to the foregoing Registration Statements submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company.

(xx)                          “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 8, 2015, as amended and restated on October 29, 2015 and December 7, 2015, among the Company and the Lenders party to the Facility Agreement.

(xxi)                       “Required Note Holders” means Holders of at least 50.1% of the aggregate principal amount of the Notes outstanding.

(xxii)                    “SEC” means the Securities and Exchange Commission.

(xxiii)                 “Securities Act” means the Securities Act of 1933, as amended.

(xxiv)                “Shares” means Common Shares.

(xxv)                   “Successor Entity” means any Person purchasing the Company’s assets or Common Shares in a Major Transaction, or any successor entity resulting from such Major Transaction.

(xxvi)                “Trading Day” means any day on which the Common Shares are traded for any period on the Principal Market.

(xxvii)             “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the Principal Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Note Holders and the Company (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Notes being converted for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.

2.                                      Conversion Rights. This Note may be converted into Shares on the terms and conditions set forth in this Section 2 and, where applicable, Section 3.

(a)                                 Conversion at Option of the Holder. On or after the date hereof, the Holder shall be entitled to convert all or any part of the Principal into, and the Company shall issue, fully paid Shares, ranking pari passu with the fully paid Shares then in issue (the “Conversion Shares”) in accordance with this Section 2 and, if applicable, Section 3, at the Conversion Rate (as defined in Section 2(b)); provided that the Company will not be required to issue Conversion Shares with respect to a Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under this Note. The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up). Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note or otherwise issue any Common Shares pursuant hereto or the Facility Agreement to the extent that, upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of Common Shares then issued (excluding treasury shares) (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent that Common Shares are deemed to constitute an “equity securities” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding.

(b)                                 Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

The Conversion Rate shall be subject to adjustment in connection with a Major Transaction Conversion (as defined below) in accordance with and subject to the provisions of Section 3 hereof.

(c)                                  Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)                                     Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to

5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A or, in the case of a Major Transaction Conversion for Major Transaction Company Shares (as defined below), a Major Transaction Conversion Notice (such applicable notice, the “Conversion Notice”) to the Company (Attention: [          ,                   , Fax: (   )    -    , Email:           @        .com)], and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii)                                  Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Trading Day following the date of receipt or deemed receipt by the Company of such Conversion Notice or, in the case of Major Transaction Company Shares, within the period provided in Section 3(d) (the “Share Delivery Date”); (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a share or stock certificate (as the case may be), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is submitted for conversion, and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note. This Note and the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares if the Unrestricted Conditions (as defined below) are met.

(iii)                               Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile or electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile or electronic mail (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or

(B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Notwithstanding anything herein to the contrary, any such final determination in respect of a dispute in connection with a Major Transaction in which the Company is not the surviving parent entity, shall be made prior to consummation of such Major Transaction.

(iv)                              Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery of the Conversion Notice via facsimile, electronic mail or otherwise in accordance with the terms hereof.

(v)                                 Company’s Failure to Timely Convert.

(A)                               Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile or electronic mail copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares (free of any restrictive legend if the Unrestricted Conditions (as defined below) are met) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, then in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the Share Delivery Date such conversion is not timely effected in an amount equal to one and one-half percent (1.5%) of, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of an Common Share on the Share Delivery Date (such product is referred to herein as the “Share Product Amount. Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement), 105% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(B)                               Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the fifteenth (15th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C)                               Event of Default. A Conversion Failure shall constitute an Event of Default under the Facility Agreement and entitle the Lenders to all payments and remedies provided under the Facility Agreement upon the occurrence of an Event of Default.

(vi)                              Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)                                 Taxes. The Company shall pay any and all Other Taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note. For greater certainty, the provisions of Section 2.6 of the Facility Agreement shall apply with respect to any and all Taxes with respect to payments by the Company (or any other applicable Credit Party) hereunder, including with respect to the delivery of Conversion Shares upon the conversion of this Note.

(e)                                  Legends.

(i)                                     Restrictive Legend. The Holder understands that until such time as this Note or the Conversion Shares have been registered under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Note and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(ii)                                  Removal of Restrictive Legends. This Note and the certificates evidencing the Conversion Shares (including any Major Transaction Company Shares), as applicable, shall not contain any United States legend restricting the transfer thereof (including the United States legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of the Conversion Shares is effective under the Securities Act, or (B) following any sale of such Note and/or Conversion Shares pursuant to Rule 144, or (C) if such Note or Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1), (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions have been satisfied, if required by the Company’s transfer agent to effect the issuance of this Note or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions are met at the time of issuance of any of the Conversion Shares, then such Conversion Shares shall be issued free of all United States legends. The Company agrees that following the Effective Date or at such time as any of the Unrestricted Conditions are met or such United States legend is otherwise no longer required under this Section 2(e), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Note and a certificate representing Conversion Shares, as applicable, issued with a restrictive United States legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Note and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other United States legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(iii)                               Sale of Unlegended Shares. Holder agrees that the removal of the restrictive United States legend from this Note and any certificates representing securities as set forth in Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell this Note or any Conversion Shares, as applicable, pursuant to either the registration requirements of the Securities Act and applicable state securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)                                   Dividend, Subdivision, Combination or Reclassification. If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares), other than a dividend for which the Holder would be entitled to participate pursuant to Section 6, (B) subdivide the outstanding Common Shares into a larger number of Common Shares, (C) consolidate or combine the outstanding Common Shares into a smaller number of shares of its Common Shares or (D) issue any shares of its Capital Stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (E) repay or reduce its capital or otherwise adjust the nominal value of its Shares, then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of its Capital Stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares) is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 2 from and after such record date).

3.                                      Rights Upon Major Transaction. In the event that a Major Transaction occurs, then the Holder, at its option, may (i) require the Company to repay all or a portion of the principal amount outstanding on the Holder’s Notes plus all accrued and unpaid Interest thereon, in accordance with Section 5.3 of the Facility Agreement or (ii) convert all or a portion of the principal amount outstanding in accordance with the provisions of this Section 3 (a “Major Transaction Conversion”) and cause the Company to pay to the Holder all accrued and unpaid Interest under this Note. The Holder shall have the right to waive its rights under this Section 3 with respect to such Major Transaction.

(a)                                 Major Transaction Conversion. In the event that a Major Transaction occurs, then (1) in the case of a transaction covered by the provisions of clause (A) of the definition of “Major Transaction”, in which the Common Shares of the Company are converted into the right to receive cash, securities of another entity and/or other assets (a “Successor Major Transaction”), the Holder, at its option, may convert, in whole or in part, the outstanding principal amount under this Note into the right to receive upon consummation of the Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that the Holder would have received had such Holder converted the Major Transaction Conversion Amount (as defined below) into Base Conversion Shares and Additional Conversion Shares (as defined below and without regard to the 9.985% Cap) immediately prior to the consummation of such Major Transaction (the “Successor Consideration”) and (2) in the case of any other Major Transactions not covered under clause (1) above (a “Company Share Major Transaction”), the Holder shall have the right to convert, in whole or in part, and from time to time, the outstanding principal amount under this Note into Base Conversion Shares and Additional Conversion Shares (“Major Transaction Company Shares”).

(b)                                 Base Conversion Shares and Additional Conversion Shares. Notwithstanding anything herein to the contrary, with respect to any conversion or deemed conversion effected in connection with a Major Transaction pursuant to this Section 3, the aggregate total number of Major Transaction Company Shares into which all or any portion of the principal amount of this Note may be converted or, the aggregate number of conversion shares to be used for calculating the Successor Consideration, as applicable, shall be calculated to be the sum of (a) the number of Common Shares into which the principal amount of this Note then being converted would otherwise be converted as calculated under Section 2 hereof (such number of shares, the “Base Conversion Shares”), plus (b) the number of Common Shares equal to the product of (x) the Additional Share Coefficient (as such term is defined and determined for each $1,000 of principal amount of this Note on Schedule I attached hereto and made a part hereof) for such Major Transaction and (y) a fraction the numerator of which is the amount of the principal amount of this Note then being converted and the denominator of which is $1,000 (such number of Common Shares calculated in accordance with this clause (b), the “Additional Conversion Shares”).

(c)                                  Notice; Major Transaction Conversion Election. At least thirty (30) days prior to the consummation of any Major Transaction (other than a transaction described in clause (C) of the definition of “Major Transaction”), but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via (i) facsimile or electronic mail and (ii) overnight courier to the Holder (a “Major

Transaction Notice”). At any time during the Major Transaction Conversion Period, the Holder may elect to effect a Major Transaction Conversion by delivering written notice thereof (“Major Transaction Conversion Notice”) to the Company, which Major Transaction Conversion Notice shall indicate the portion of the Note (the “Major Transaction Conversion Amount”), calculated with reference to the principal amount outstanding that the Holder is electing to treat as a Major Transaction Conversion. For the avoidance of doubt, the Holder shall be permitted to make successive conversions and send successive Major Transaction Conversion Notices in respect of a Company Share Major Transaction from time to time at any time during the Major Transaction Conversion Period; provided that the Company will not be required to issue Conversion Shares with respect to a Major Transaction Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under the Note.

(d)                                 Settlement of Major Transaction Conversion. Following the receipt of a Major Transaction Conversion Notice from the Holder, the Company shall not effect a Successor Major Transaction that is being treated as a Major Transaction Conversion unless at the time of the execution of the definitive documentation relating to such Major Transaction it obtains the written agreement of the Successor Entity that payment or issuance of the Successor Consideration plus accrued and unpaid interest through the date of payment, shall be made to the Holder prior to consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to consummation of such Major Transaction. Concurrently upon closing of such Successor Major Transaction, the Company shall pay or issue, as the case may be, or shall instruct any escrow agent for the transaction to pay or issue, and will cause the Successor Entity to issue and/or pay, the applicable Successor Consideration, plus accrued and unpaid interest through the date of payment. Any Major Transaction Company Shares issuable in respect of a Company Share Major Transaction shall be issued to the Holder within three (3) Trading Days following the date of each Major Transaction Conversion Notice.

(e)                                  Damages. Following the receipt of a Major Transaction Conversion Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without obtaining the written agreement of the Successor Entity described in subsection (d) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Consideration is satisfied to the Holder in full.

Notwithstanding anything to the contrary contained herein and without derogating any obligations or rights herein, until the Holder receives its appropriate payment or securities, plus any accrued and unpaid interest under this Note, in accordance with the provisions of this Section 3, this Note may be converted, in whole or in part, by the Holder into Shares, or in the event that such payments and/or shares have not been delivered prior to the consummation of the Successor Major Transaction in which the Company is not the surviving parent entity, Common Shares (or their equivalent) of the Successor Entity at an appropriate conversion price based upon the prevailing Conversion Rate (as adjusted hereunder) at the time of such Major Transaction and price per share or conversion ratio received by holders of Common Shares in the Major Transaction.

4.                                      Registration Failures. Upon any Registration Failure, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Registration Rights Agreement and this Note, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to one and one-half percent (1.5%) of such Holder’s original principal amount of this Note on the date of such Registration Failure. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Conversion Shares may be sold without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). All such payments that accrue under this Section 4 shall be payable no later than five (5) business days following such date of accrual.

5.                                      Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until delivery of the Conversion Notice relating to the conversion of this Note upon which such Conversion Shares are issuable.

6.                                      Participation. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Shares to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares.

7.                                      Certain Provisions Related to Common Shares Issued Hereunder.

(a)                                 Sufficient Common Shares.  The Company shall provide, free from preemptive rights, out of the Company’s authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes held by the Holder from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Common Shares, all such Notes would be converted by the Holder into Conversion Shares (without regard to the 9.985% Cap)).

(b)                                 Fully-Paid.  The Company covenants that all Common Shares issued upon conversion of Notes held by the Holder will be fully paid by the Company and free from all taxes, liens and charges with respect to the issue thereof.

8.                                      Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Required Note Holders.

9.                                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.                               Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

11.                               Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.                               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Facility Agreement.

13.                               Restrictions on Transfer.

(a)                                 Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption provided by Section 3(a)(10) thereof. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b)                                 Assignment. Subject to Section 13(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee. The Company shall effect the assignment within five (5) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

14.                               Obligations of the Company. For so long as any conversion rights under this Note remain capable of being exercised, the Company will (a) keep available for issue out of its authorized but unissued shares capital free from pre-emptive rights such number of Common Shares as would enable the Conversion Shares to be issued in full, and (b) will not, without the consent of the Holder, make any alteration to its articles of association which could have a material adverse effect on the rights attaching to the Common Shares or the rights of the Holder.

15.                               Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

16.                               Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.                               Registered Note. In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Company and the re-issuance of this Note to the transferee, or the Company’s issuance to the Holder of a new note in the same form as this Note but with the transferee denoted as the Holder, or (ii) the recording of the identity of the transferee by the Affiliate of the Holder that is maintaining a record ownership register of this Note as a non-fiduciary agent of, and on behalf of, the Company for the tax purposes set forth herein. Such Affiliate in its capacity as such agent shall notify the Company in writing immediately upon any change in such identity. Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Holder in accordance with this Note, the Company shall deem and treat the Holder as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

18.                               Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

19.                               Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware and without prejudice to the applicability of the laws of the Province of British Columbia, Canada or Ontario, Canada, as the case may be and, in either case, under the federal laws of Canada applicable thereunder, to the issuance of Shares pursuant to the Note. The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Wilmington, Delaware, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum and (d) hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.5 of the Facility Agreement. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

20.                               Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

21.                               Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, electronic mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, electronic mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

GIVEN UNDER THE COMMON SEAL OF ARALEZ PHARMACEUTICALS INC.

[Title]

[Title]

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”), in the original principal amount of $[          ]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares (the “Common Shares”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

Please issue Common Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

E-mail Address:

Authorization:

By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

Exhibit B

ASSIGNMENT

(To be executed by the registered holder desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $           from Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada, evidenced by the attached Note and does hereby irrevocably constitute and appoint            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF OPINION

, 20

[           ]

Re:            Aralez Pharmaceuticals Inc.

Dear Sir:

[           ] (“[          ]”) intends to transfer its Senior Secured Convertible Note in the principal amount of $        (the “Note”) of the Company to            (“        ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by         to        may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to         contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Schedule 1

The “Additional Share Coefficient” shall mean the number of additional Common Shares issuable per $1,000 of principal amount of the Note upon a Major Transaction and shall be the additional share number set forth on the chart with respect to the “Share Price Result” on the “y” axis and the corresponding “Remaining Note Life” on the “x” axis; provided, however, that to the extent the actual Share Price Result (as defined below) falls between two data points on the “y” axis and/or the actual date of the Major Transaction falls between two data points on the “x” axis, the “Additional Share Coefficient” shall be determined by calculating the arithmetic mean between (i) the result obtained for the Share Price Result based on the linear interpolation between the additional share numbers corresponding to the two Share Price Result data points and (ii) the result obtained for the Remaining Note Life based on the linear interpolation between the two additional share numbers corresponding to the two Remaining Note Life data points; and provided further, however, that in the event of any adjustment to the Conversion Price pursuant to Section 2 of this Note, the numbers of additional Common Shares issuable per $1,000 of principal amount of this Note as set forth in the chart below shall be deemed adjusted pro rata with any adjustment resulting from the adjustment to the Conversion Price that would be made to the number of Common Shares then convertible with respect to $1,000 of principal amount of this Note as calculated under Section 2 of this Note. For purposes of the chart below, the “Share Price Result” shall be the greater of: (i) the last sales price of Common Shares on NASDAQ, or, if that is not the principal trading market for Common Shares, such principal market on which Common Shares are traded or listed (the “Closing Market Price”) immediately prior to the consummation of the Major Transaction or (ii) in the case of a Major Transaction in which holders of Common Shares receive solely cash consideration in connection with such major Transaction, the cash amount payable per share of Common Stock in such Major Transaction. If the actual Share Price Result is greater than $60 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), or if the actual Shares Price Result is less than $5.00 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), then the Additional Share Coefficient shall be equal to the amount applicable to $60 and $5, respectively.

Additional Shares per $1,000 Principal ($6.25 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	54.206	47.964	40.827	32.537	22.693	10.685	0
	10.00	52.732	48.104	42.735	36.361	28.489	17.944	0
	15.00	29.625	26.126	22.127	17.493	12.024	5.490	0
	20.00	19.423	16.679	13.606	10.158	6.321	2.329	0
	25.00	13.916	11.699	9.267	6.625	3.848	1.295	0
	30.00	10.570	8.735	6.762	4.681	2.605	0.877	0
	35.00	8.367	6.820	5.185	3.509	1.910	0.672	0
	40.00	6.832	5.506	4.129	2.752	1.487	0.555	0
	45.00	5.715	4.564	3.387	2.235	1.211	0.478	0
	50.00	4.874	3.864	2.845	1.868	1.021	0.423	0
	55.00	4.223	3.328	2.437	1.596	0.884	0.381	0
	60.00	3.707	2.908	2.121	1.390	0.781	0.347	0

Additional Shares per $1,000 Principal ($7.20 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	43.591	37.992	31.651	24.393	16.004	6.420	0
	10.00	55.660	51.310	46.257	40.244	32.787	22.678	0
	15.00	31.532	28.154	24.266	19.710	14.218	7.302	0
	20.00	20.776	18.080	15.027	11.541	7.539	3.061	0
	25.00	14.932	12.723	10.268	7.542	4.570	1.612	0
	30.00	11.361	9.514	7.496	5.319	3.056	1.022	0
	35.00	9.001	7.430	5.743	3.968	2.203	0.743	0
	40.00	7.351	5.996	4.563	3.091	1.684	0.591	0
	45.00	6.148	4.965	3.732	2.493	1.348	0.497	0
	50.00	5.240	4.196	3.124	2.067	1.118	0.433	0
	55.00	4.536	3.608	2.665	1.753	0.954	0.387	0
	60.00	3.978	3.146	2.310	1.515	0.832	0.351	0

[Schedules to be revised to reflect a Pozen Purchase Price between $6.25 and $7.20 in a manner consistent with the methodology applied in preparing the foregoing schedules]

Exhibit A-3

SECURED PROMISSORY NOTE

,     , 2015

FOR VALUE RECEIVED, Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Maker”), by means of this Secured Promissory Note (this “Note”), hereby unconditionally promises to pay to                 (the “Payee”), a principal amount equal to the lesser of (a) Two Hundred Million Dollars ($200,000,000) and (b) the aggregate amount of Acquisition Loans allocated to the Payee pursuant to Section 2.3 of the Facility Agreement referenced below, in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is an “Acquisition Note” referred to in the Second Amended and Restated Facility Agreement dated as of December 7, 2015 between the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to an Acquisition Loan made by the Payee thereunder and is secured by all Collateral pursuant to the Security Documents. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof pursuant to the provisions of the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement.

If an Event of Default has occurred and is continuing, this Note may in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable.

All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof. Subject to the terms of the Facility Agreement, all such payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Maker shall pay all and any costs (administrative or otherwise) imposed by the Maker’s banks, clearing houses, or any other financial institution, in connection with making any payments hereunder.

The Maker shall pay all costs of collection, including, without limitation, all reasonable, legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.

Other than those notices required to be provided by Payee to Maker under the terms of the Facility Agreement, the Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may not be prepaid in whole or in part, except in accordance with the provisions of the Facility Agreement.

This Note, and any rights of the Payee arising out of or relating to this Note, may, at the option of the Payee, be enforced by the Payee in the courts of the United States of America located in the State of Delaware or in any other courts having jurisdiction. For the benefit of the Payee, the Maker hereby irrevocably agrees that any legal action, suit or other proceeding arising out of or relating to this Note may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.2 of the Facility Agreement, which service the Maker agrees shall be sufficient and valid. The Maker hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of or relating to this Note or the transactions contemplated by this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such State.

[Signature page follows]

IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

ARALEZ PHARMACEUTICALS INC.

By:
Name:
Title: